As filed with the Securities and Exchange Commission on December 6, 2006
                                                     Registration No. 333-120388


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 12
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CUBIC ENERGY, INC.

                 (Name of Small Business Issuer in its Charter)

           Texas                          131                    87-0352095
(State or Other Jurisdiction       (Primary Standard          (I.R.S. Employer
    of Incorporation or        Industrial Classification     Identification No.)
       Organization)                  Code Number)

                                 9870 Plano Road
                               Dallas, Texas 75238
                                 (972) 686-0369
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

          Calvin A. Wallen, III, President and Chief Executive Officer
                                 9870 Plano Road
                               Dallas, Texas 75238
                                 (972) 686-0369

            (Name, Address and Telephone Number of Agent For Service)

                        ---------------------------------

                                  With copy to:

                            Gardere Wynne Sewell LLP
                           1601 Elm Street, Suite 3000
                            Dallas, Texas 75201-4761
                                 (214) 999-4645
                             Attn: David R. Earhart
                         -------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                          -----------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [__]

                          -----------------------------

The Registrant hereby amends this Registration Statement on such date or date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   Prospectus

                               Cubic Energy, Inc.

                                5,130,942 Shares

                                  Common Stock

     This prospectus relates to the resale by the holders of our 7% Senior Convertible Debentures consisting of 5,130,942 Shares issued upon conversion of the Debentures or upon exercise of warrants to purchase shares of the Company's common stock.

     We will not receive any of the proceeds from the resale of shares offered by the selling shareholders under this prospectus.

     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "QBIK.OB." On November 27, 2006, the last reported sale price of our common stock was $0.51 per share.

     This investment involves risks. See "Risk Factors" beginning on page 3.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 6, 2006.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SUMMARY........................................................................1
RISK FACTORS...................................................................3
GLOSSARY OF OIL AND GAS TERMS.................................................12
LEGAL PROCEEDINGS.............................................................15
PROPERTIES....................................................................15
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................16
COMMON STOCK PRICE RANGE AND DIVIDEND POLICY..................................17
USE OF PROCEEDS...............................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................18
BUSINESS......................................................................24
MANAGEMENT....................................................................32
EXECUTIVE COMPENSATION........................................................33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................37
DESCRIPTION OF CAPITAL STOCK..................................................39
SELLING SHAREHOLDERS..........................................................40
PLAN OF DISTRIBUTION..........................................................41
WHERE YOU CAN FIND MORE INFORMATION...........................................42
LEGAL MATTERS.................................................................42
EXPERTS.......................................................................42
CERTIFIED PUBLIC ACCOUNTANTS...................................................2
INDEX TO FINANCIAL STATEMENTS................................................F-1

                                     SUMMARY

The following summary highlights key information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you. You should read this entire prospectus carefully, especially the discussion of "Risk Factors" and our financial statements and related notes, before deciding to invest in shares of our common stock. In this prospectus, "Cubic," the "Company," "we," "us," and "our" refer to Cubic Energy, Inc. unless the context requires otherwise.

The Company

         We are an independent energy company engaged in the development and production of and exploration for crude oil and natural gas. Our oil and gas assets are concentrated principally in Texas and Louisiana. At June 30, 2006, our total proved reserves were 2,850,078 MCFE.


         Our principal executive offices are at 9870 Plano Road, Dallas, Texas 75238 and our telephone number at that address is (972) 686-0369.

The Offering

         This prospectus relates to the resale by holders of 5,130,942 Shares of common stock issued upon conversion of our 7% Senior Secured Convertible Debentures or upon exercise of warrants to purchase shares of common stock.

         The selling shareholders will determine when and how they will sell the common stock offered by this prospectus. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock offered by this prospectus.

                                  RISK FACTORS

         You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, before investing in shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Some information in this prospectus may contain "forward-looking" statements that discuss future expectations of our financial condition and results of operation. The risk factors noted in this section and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

         We face significant competition, and many of our competitors have resources in excess of our available resources.

         The oil and gas industry is highly competitive. We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of producing properties and sale of crude oil and natural gas. Our competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than us. Such companies may be able to pay more for productive oil and gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will depend upon our ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

         Exploratory drilling is a speculative activity that may not result in commercially productive reserves and may require expenditures in excess of budgeted amounts.

         Drilling activities are subject to many risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. There can be no assurance that new wells drilled by us will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, many of which are beyond our control, including economic conditions, mechanical problems, pressure or irregularities in formations, title problems, weather conditions, compliance with governmental requirements and shortages in or delays in the delivery of equipment and services. Such equipment shortages and delays sometimes involve drilling rigs where inclement weather prohibits the movement of land rigs causing a high demand for rigs by a large number of companies during a relatively short period of time. Our future drilling activities may not be successful. Lack of drilling success could have a material adverse effect on our financial condition and results of operations.

         Our operations are also subject to all the hazards and risks normally incident to the development, exploitation, production and transportation of, and the exploration for, oil and gas, including unusual or unexpected geologic formations, pressures, down hole fires, mechanical failures, blowouts, explosions, uncontrollable flows of oil, gas or well fluids and pollution and other environmental risks. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. We participate in insurance coverage maintained by the operator of our wells, although there can be no assurances that such coverage will be sufficient to prevent a material adverse effect to us in such events.

         We are in a capital-intensive business and we will need additional funds.

         Our business is highly capital-intensive requiring continuous development and acquisition of oil and gas reserves. In addition, capital is required to operate and expand our oil and gas field operations, purchase equipment and to fund our drilling program.

         At June 30, 2006, we had a working capital deficit of $(1,357,230). On July 28, 2006, we raised $2,100,000 through the private placement of common stock to in order to fund the drilling of a new well and for general working capital purposes.

         We have experienced and will continue to experience significant capital expenditures and working capital requirements, principally as a result of our drilling program. We expect that we will require additional financing, in addition to cash generated from operations, to fund our expected growth. There can be no assurance, however, that additional financing will be available on acceptable terms or at all. In the event that additional capital resources are unavailable, we may curtail drilling, development and other activities or be forced to sell some of our assets on an untimely or unfavorable basis. Additionally, failure to drill on certain of our leasehold interests could result in the forfeiture of our interest.

         Any future issuances of equity securities would likely result in dilution to our then existing shareholders while the incurring of additional indebtedness would result in increased interest expense and debt service changes. See "Management's Discussion and Analysis or Plan of Operations."

         We have a history of operating losses and may not be profitable in the future.

         We incurred losses before income tax provisions of $(2,769,050) and $(784,526) for the fiscal years ended June 30, 2006 and 2005. Our accumulated deficit as of June 30, 2006 was $(13,521,918). We do not have a bank line of credit. We have funded our operating losses, acquisitions and drilling costs primarily through a combination of private offerings of convertible debt, senior secured debt, exempt transactions, and equity securities. Our success in obtaining the necessary capital resources to fund future costs associated with our operations and drilling plans is dependent upon our ability to: (i) increase revenues through acquisitions and recovery of our proved producing and proved developed non-producing oil and gas reserves; (ii) maintain effective cost controls at the corporate administrative office and in field operations; and
(iii) obtain additional financing, including the exercise of outstanding warrants. However, even if we achieve some success with our plans, there can be no assurance that we will be able to generate sufficient revenues to achieve significant profitable operations or fund our drilling plans. See "Management's Discussion and Analysis or Plan of Operations."

         We have substantial capital requirements necessary for undeveloped properties for which we may not be able to obtain adequate financing.

         The majority of our oil and gas Reserves are undeveloped. Recovery of the Company's future undeveloped Reserves will require significant capital expenditures. Our management estimates that aggregate capital expenditures of approximately $3,500,000 will be required to develop our current Reserves during the next eighteen months. No assurance can be given that our estimates of capital expenditures will prove accurate, that our financing sources will be sufficient to fully fund our planned development activities or that development activities will be either successful or in accordance with our schedule. Additionally, any significant decrease in oil and gas prices or any significant increase in the cost of development could result in a significant reduction in the number of wells drilled and/or reworked. No assurance can be given that any wells will produce oil or gas in commercially profitable quantities.

         Development of our properties will require additional capital resources. Except as disclosed elsewhere herein, we have no commitments to obtain any additional debt or equity financing and there can be no assurance that additional financing will be available, when required, on favorable terms to us. The inability to obtain additional financing could have a material adverse effect on us, including requiring us to curtail significantly our oil and gas development plans or farm-out development of our properties. Any additional financing may involve substantial dilution to the interests of our shareholders at that time. See "Management's Discussion and Analysis or Plan of Operations."

         Oil and natural gas prices fluctuate widely and low prices could have a material adverse impact on our business and financial results.

         Our revenues, profitability and the carrying value of our oil and gas properties are substantially dependent upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Our ability to obtain borrowing capacity, to repay future indebtedness, and to obtain additional capital on favorable terms is also substantially dependent upon oil and gas prices. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to:
(i) relatively minor changes in the supply of, and demand for, oil and gas; (ii) market uncertainty; and (iii) a variety of additional factors, all of which are beyond our control. These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Furthermore, the marketability of our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Substantially all of our gas production is currently sold to one gas marketing firm on a month-to-month basis at prevailing spot market prices. Oil prices remained subject to unpredictable political and economic forces during fiscal 2004, fiscal 2005 and fiscal 2006, and experienced fluctuations similar to those seen in natural gas prices for those years. We believe that oil prices will continue to fluctuate in response to changes in the policies of the Organization of Petroleum Exporting Countries ("OPEC"), changes in demand from many Asian countries, current events in the Middle East, security threats to the United States, and other factors associated with the world political and economic environment. As a result of the many uncertainties associated with levels of production maintained by OPEC and other oil producing countries, the availabilities of worldwide energy supplies and competitive relationships and consumer perceptions of various energy sources, we are unable to predict what changes will occur in crude oil and natural gas prices.

         We are subject to uncertainties in reserve estimates and future net cash flows.

         This report contains estimates of our oil and gas reserves and the future net cash flows from those reserves, which have been prepared by certain independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of reserves of oil and gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The reserve estimates included herein are based on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth herein. Additionally, our reserves may be subject to downward or upward revision based upon actual production performance, results of future development and exploration, prevailing oil and gas prices and other factors, many of which are beyond our control.

         The present value of future net reserves discounted at 10% (the "PV-10") of proved reserves referred to herein should not be construed as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with applicable requirements of the SEC, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by: (i) the timing of both production and related expenses; (ii) changes in consumption levels; and (iii) governmental regulations or taxation. In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, our reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors. See "Description of Business - Oil and Gas Reserves."

         We are subject to various operating and other casualty risks that could result in liability exposure or the loss of production and revenues.

         Our oil and gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties and substantial losses. Although we carry insurance at levels that we believe are reasonable, we are not fully insured against all risks. We do not carry business interruption insurance. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our financial condition and operations.

         From time to time, due primarily to contract terms, pipeline interruptions or weather conditions, the producing wells in which we own an interest have been subject to production curtailments. The curtailments range from production being partially restricted to wells being completely shut-in. The duration of curtailments varies from a few days to several months. In most cases, we are provided only limited notice as to when production will be curtailed and the duration of such curtailments. We are not currently experiencing any material curtailment of our production.



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

         We  intend  to  increase  our  development  and,  to a  lesser  extent, exploration activities. Exploration drilling and, to a lesser extent, development drilling of oil and gas reserves involve a high degree of risk that no commercial production will be obtained and/or that production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

         Our business may suffer if we lose key personnel.

         We depend to a large extent on the services of Calvin A. Wallen, III, our President, Chairman of the Board, and Chief Executive Officer. The loss of the services of Mr. Wallen would have a material adverse effect on our operations. We have not entered into any employment contract with, and have not obtained key personnel life insurance on, Mr. Wallen.

         Certain of our affiliates control a majority of our outstanding common stock, which may affect your vote as a shareholder.

         Our executive officers, directors and their affiliates and certain 5% shareholders hold approximately 57% of our outstanding shares of common stock. As a result, officers, directors and their affiliates and such shareholders have the ability to exert significant influence over our business affairs, including the ability to control the election of directors and results of voting on all matters requiring shareholder approval. This concentration of voting power may delay or prevent a potential change in control.

         Certain of our affiliates have engaged in business transactions with the Company, which may result in conflicts of interest.

         Certain officers, directors and related parties, including entities controlled by Mr. Wallen, the President and Chief Executive Officer, have engaged in business transactions with the Company which were not the result of arm's length negotiations between independent parties. Our management believes that the terms of these transactions were as favorable to us as those that could have been obtained from unaffiliated parties under similar circumstances. All future transactions between us and our affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

         The liquidity, market price and volume of our stock is volatile, and our stock is subject to certain penny stock rules.

         Our common stock is traded on the Over-the-Counter Bulletin Board ("OTCBB"). The liquidity of our common stock may be adversely affected, and purchasers of our common stock may have difficulty selling our common stock, if our common stock does not continue to trade in that or another suitable trading market.

         There is presently only a limited public market for our common stock, and there is no assurance that a ready public market for our securities will develop. It is likely that any market that develops for our common stock will be highly volatile and that the trading volume in such market will be limited. The trading price of our common stock could be subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, announcements of our drilling results and other events or factors. In addition, the U.S. stock market has from time to time experienced extreme price and volume fluctuations that have affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our securities.

         The trading price of our common stock is below $5.00 per share. As long as the trading price of our common stock remains below $5.00 per share, trading in our common stock is subject to the requirements of certain rules under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the associated risks, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock.

         We  may   experience   adverse   consequences   because   of   required
indemnification of officers and directors.

         Provisions of our Articles of Incorporation and Bylaws provide that we will indemnify any director and officer from liabilities incurred in such capacity to the fullest extent of Texas law. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by us and prevent any recovery from our officers, directors, agents and employees for losses incurred by us as a result of their actions. Further, the SEC takes the position that indemnification against liability under the Securities Act is against the public policy as expressed in the Securities Act, and is, therefore, unenforceable.

         Certain anti-takeover provisions may discourage a change in control.

         Provisions of Texas law and our Articles of Incorporation and Bylaws may have the effect of delaying or preventing a change in control or acquisition of our Company. Our Articles of Incorporation and Bylaws include provisions for a classified Board of Directors (although we do not currently have a classified board), "blank check" preferred stock (the terms of which may be fixed by our Board of Directors without shareholder approval), purported limits on shareholder action by written consent in lieu of a meeting, and certain procedural requirements governing shareholder meetings. These provisions could have the effect of delaying or preventing a change in control of our Company.

         We do not intend to declare dividends in the foreseeable future.

         Our Board of Directors presently intends to retain all of our earnings for the expansion of our business. We therefore do not anticipate the distribution of cash dividends in the foreseeable future. Any future decision of our Board of Directors to pay cash dividends will depend, among other factors, upon our earnings, financial position and cash requirements.

         We may not have satisfactory title to our properties.

         Our contract land professionals have reviewed title records or other title review materials relating to substantially all of our producing properties. The title investigation performed by us prior to acquiring undeveloped properties is thorough, but less rigorous than that conducted prior to drilling, consistent with industry standards. A title opinion obtained on the drill site prior to drilling does not necessarily ensure satisfactory title. We believe we have satisfactory title to all our producing properties in accordance with standards generally accepted in the oil and gas industry. Our properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens, which we believe do not materially interfere with the use of or affect the value of such properties. At June 30, 2006, our leaseholds for some of our net acreage were being kept in force by virtue of production on that acreage in paying quantities. The remaining net acreage was held by lease rentals and similar provisions and requires production in paying quantities prior to expiration of various time periods to avoid lease termination.

         We expect to make acquisitions of oil and gas properties from time to time subject to available resources. In making an acquisition, we generally focus most of our title and valuation efforts on the more significant properties. It is generally not feasible for us to review in-depth every property we purchase and all records with respect to such properties. However, even an in-depth review of properties and records may not necessarily reveal existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their deficiencies and capabilities. Evaluation of future recoverable reserves of oil and gas, which is an integral part of the property selection process, is a process that depends upon evaluation of existing geological, engineering and production data, some or all of which may prove to be unreliable or not indicative of future performance. To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and we may decide to assume environmental and other liabilities in connection with acquired properties.

         We are subject to various governmental regulations which may cause us to incur substantial costs.

         Our operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production and related operations are or have been subject to price controls, taxes and other laws and regulations relating to the oil and gas industry. Failure to comply with such laws and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, because such laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

         Sales of natural gas by us are not regulated and are generally made at market prices. However, the Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by us, as well as the revenues received by us for sales of such production. Sales of our natural gas currently are made at uncontrolled market prices, subject to applicable contract provisions and price fluctuations that normally attend sales of commodity products.

         Since the mid-1980's, the FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of natural gas. Order 636 mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of the FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Order 636 and subsequent FERC orders issued in individual pipeline restructuring proceedings have been the subject of appeals, and the courts have largely upheld Order 636. Because further review of certain of these orders is still possible, and other appeals may be pending, it is difficult to exactly predict the ultimate impact of the orders on us and our natural gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas, and has substantially increased competition and volatility in natural gas markets.

         While significant regulatory uncertainty remains, Order 636 may ultimately enhance our ability to market and transport our natural gas, although it may also subject us to greater competition, more restrictive pipeline imbalance tolerances and greater associated penalties for violation of such tolerances.

         The FERC has announced several important transportation-related policy statements and proposed rule changes, including the appropriate manner in which interstate pipelines release capacity under Order 636 and, more recently, the price which shippers can charge for their released capacity. In addition, in 1995, the FERC issued a policy statement on how interstate natural gas pipelines can recover the costs of new pipeline facilities. In January 1997, the FERC issued a policy statement and a request for comments concerning alternatives to its traditional cost-of-service rate making methodology. A number of pipelines have obtained FERC authorization to charge negotiated rates as one such alternative. While any additional FERC action on these matters would affect us only indirectly, these policy statements and proposed rule changes are intended to further enhance competition in natural gas markets. We cannot predict what action the FERC will take on these matters, nor can we predict whether the FERC's actions will achieve its stated goal of increasing competition in natural gas markets. However, we do not believe that we will be treated materially differently than other natural gas producers and marketers with which we compete.

         The price we receive from the sale of oil is affected by the cost of transporting such products to market. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting oil by interstate pipelines, although the most recent adjustment generally decreased rates. These regulations have generally been approved on judicial review. We are not able to predict with certainty the effect, if any, of these regulations on our operations. However, the regulations may increase transportation costs or reduce wellhead prices for oil.

         The State of Texas and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration for and production of oil and gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of certain states limit the rate at which oil and gas can be produced from our properties. However, we do not believe we will be affected materially differently by these statutes and regulations than any other similarly situated oil and gas company.

         We are subject to various environmental risks which may cause us to incur substantial costs.

         Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling and transportation of oil and gas and the discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from our operations. The permits required for our various operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, penalties or injunctions. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and we have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on us. The impact of such changes, however, would not likely be any more burdensome to us than to any other similarly situated oil and gas company.

         The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, and similar state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Furthermore, neighboring landowners and other third parties may file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

         We generate typical oil and gas field wastes, including hazardous wastes that are subject to the federal Resources Conservation and Recovery Act and comparable state statutes. The United States Environmental Protection Agency and various state agencies have limited the approved methods of disposal for certain hazardous and non-hazardous wastes. Furthermore, certain wastes generated by our oil and gas operations that are currently exempt from regulation as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

         The Oil Pollution Act ("OPA") imposes a variety of requirements on responsible parties for onshore and offshore oil and gas facilities and vessels related to the prevention of oil spills and liability for damages resulting from such spills in waters of the United States. The "responsible party" includes the owner or operator of an onshore facility or vessel or the lessee or permittee of, or the holder of a right of use and easement for, the area where an onshore facility is located. OPA assigns liability to each responsible party for oil spill removal costs and a variety of public and private damages from oil spills. Few defenses exist to the liability for oil spills imposed by OPA. OPA also imposes financial responsibility requirements. Failure to comply with ongoing requirements or inadequate cooperation in a spill event may subject a responsible party to civil or criminal enforcement actions.

         We own or lease properties that for many years have produced oil and gas. We also own natural gas gathering systems. It is not uncommon for such properties to be contaminated with hydrocarbons. Although we or previous owners of these interests may have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties or on or under other locations where such wastes have been taken for disposal. These properties may be subject to federal or state requirements that could require us to remove any such wastes or to remediate the resulting contamination. All of our properties are operated by third parties over whom we have limited control. Notwithstanding our lack of control over properties operated by others, the failure of the previous owners or operators to comply with applicable environmental regulations may, in certain circumstances, adversely impact us.

         We  may  be  responsible  for  additional   costs  in  connection  with
abandonment of properties.

         We are responsible for payment of plugging and abandonment costs on our oil and gas properties pro rata to our working interest. Based on our experience, we anticipate that the ultimate aggregate salvage value of lease and well equipment located on our properties will exceed the costs of abandoning such properties. There can be no assurance, however, that we will be successful in avoiding additional expenses in connection with the abandonment of any of our properties. In addition, abandonment costs and their timing may change due to many factors, including actual production results, inflation rates and changes in environmental laws and regulations.

                         GLOSSARY OF OIL AND GAS TERMS

         The following are abbreviations and definitions of terms commonly used in the oil and gas industry that are used in this Report.

         "Bbl" means a barrel of 42 U.S. gallons.

         "BTU" means British Thermal Units. British Thermal Unit means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

         "Completion" means the installation of permanent equipment for the production of oil or gas.

         "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

         "Dry Hole" or "Dry Well" means a well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

         "Exploratory Well" means a well drilled to find and produce oil or gas reserves not classified as proved, to find a new production reservoir in a field previously found to be productive of oil or gas in another reservoir or to extend a known reservoir.

         "Farm-Out" means an agreement pursuant to which the owner of a working interest in an oil and gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a "farm-in" and the assignor issues a "farm-out."

         "Farm-In" see "Farm-Out" above.

         "Gas" means natural gas.

         "Gross" when used with respect to acres or wells, refers to the total acres or wells in which we have a working interest.

         "MCF" means thousand cubic feet.

         "MCFE" means MCF of natural gas equivalent; converting volumes of oil to natural gas equivalent volumes using a ratio of one Bbl of oil to six MCF of natural gas.

         "Net" when used with respect to acres or wells, refers to gross acres or wells multiplied, in each case, by the percentage working interest owned by the Company.

         "Net Production" means production that is owned by the Company less royalties and production due others.

         "Operator"  means  the  individual  or  company   responsible  for  the
exploration, development and production of an oil or gas well or lease.

         "Present Value" ("PV") when used with respect to oil and gas reserves, means the estimated future gross revenues to be generated from the production of proved reserves calculated in accordance with the guidelines of the SEC, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation (except to the extent a contract specifically provides otherwise), without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.

         "Productive Wells" or "Producing Wells" consist of producing wells and wells capable of production, including wells waiting on pipeline connections.

         "Proved Developed Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         "Proved Reserves" means the estimated quantities of crude oil and natural gas which upon analysis of geological and engineering data appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

         (i) Reservoirs are considered proved if either actual production or conclusive formation tests support economic producibility. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified Separately as "indicated additional reserves"; (B) crude oil and natural gas, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (C) crude oil and natural gas that may occur in undrilled prospects; and (D) crude oil and natural gas that may be recovered from oil shales, coal, gilsonite and other such resources.

         "Proved Undeveloped Reserves" means reserves that are recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

         "Recompletion" means the completion for production of an existing well bore in another formation from that in which the well has been previously completed.

         "Reserves" means proved reserves.

         "Reservoir" means a porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

         "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

         "2-D  Seismic"  means  an  advanced   technology   method  by  which  a
cross-section of the earth's subsurface is created through the interpretation of reflecting seismic data collected along a single source profile.

         "3-D Seismic" means an advanced technology method by which a three dimensional image of the earth's subsurface is created through the interpretation of reflection seismic data collected over a surface grid. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, development and production.

         "Working Interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties.

         "Workover" means operations on a producing well to restore or increase production.

                                LEGAL PROCEEDINGS

         There are no legal proceedings to which the Company is a party or to which its properties are subject which are, in the opinion of management, likely to have a material adverse effect on the Company's results of operations or financial condition.

                                   PROPERTIES

     Our principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas. The offices are subleased from an affiliate controlled by our Chairman, Chief Executive Officer and President. The monthly amount charged to the Company is based on actual costs of materials and man-hours of the affiliates that are used pursuant to the terms of the agreement. We believe that there is other appropriate space available in the event the Company should terminate its current leasing arrangement.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements regarding:

     o    our estimate of the sufficiency of our existing capital resources;

     o our ability to raise additional capital to fund cash requirements for future operations;

     o our ability to successfully and economically explore for and develop oil and gas resources;

     o our liquidity and ability to finance our exploration and development activities;

     o    market conditions in the oil and gas industry; and

     o    the impact of governmental regulation.

     You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in this prospectus under the caption "Risk Factors" and elsewhere in this registration statement could substantially harm our business, and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

                  COMMON STOCK PRICE RANGE AND DIVIDEND POLICY


Common Stock Price Range

     Our common stock began trading on the Over-the-Counter Bulletin Board on November 12, 2001, under the symbol "QBIK.OB."

     The following table shows, for the periods indicated, the range of high and low bid information for our common stock as reported by the Over-the-Counter Bulletin Board. Any market for our common stock should be considered sporadic, illiquid and highly volatile. Prices reflect inter-dealer quotations, without adjustment for retail markup, markdowns or commissions, and may not represent actual transactions. Our common stock's trading range during the periods indicated is as follows:


               ---------------------------------------- --------- ---------
               Fiscal Year 2005                           High       Low
               ----------------                           ----       ---
               ---------------------------------------- --------- ---------
               1st quarter                                $0.71     $0.30
               ---------------------------------------- --------- ---------
               2nd quarter                                $0.72     $0.40
               ---------------------------------------- --------- ---------
               3rd quarter                                $1.99     $0.85
               ---------------------------------------- --------- ---------
               4th quarter                                $1.75     $1.02
               ---------------------------------------- --------- ---------


               ---------------------------------------- --------- ---------
               Fiscal Year 2006                           High       Low
               ----------------                           ----       ---
               ---------------------------------------- --------- ---------
               1st quarter                                $1.10     $0.65
               ---------------------------------------- --------- ---------
               2nd quarter                                $1.35     $0.68
               ---------------------------------------- --------- ---------
               3rd quarter                                $0.87     $0.47
               ---------------------------------------- --------- ---------
               4th quarter                                $0.90     $0.70
               ---------------------------------------- --------- ---------

               ---------------------------------------- --------- ---------
               Fiscal Year 2007                           High       Low
               ----------------                           ----       ---
               ---------------------------------------- --------- ---------
               1st quarter                                $0.90     $0.51
               ---------------------------------------- --------- ---------
               2nd quarter (through November 28, 2006)    $0.67     $0.46


     As of November 28, 2006 there were 45,600,771 shares of common stock issued and outstanding and 871 holders of record of our common stock.

Dividend Policy

     We have neither declared nor paid any dividends on our common stock since our inception. Presently, we intend to retain our earnings, if any, to provide funds for expansion of our business. Therefore, we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, debt obligation agreements, general business conditions and other pertinent facts.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. However, we may receive proceeds from the exercise of warrants.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion is intended to assist in an understanding of the Company's historical financial position and results of operations for each year in the two-year period ended June 30, 2006 and the three month period ended September 30, 2006. The Company's Financial Statements and notes thereto included elsewhere in this Report contain detailed information that should be referred to in conjunction with the following discussion.

General

     The Company's future results of operations and growth are substantially dependent upon (i) its ability to acquire or find and successfully develop additional oil and gas reserves and (ii) the prevailing prices for oil and gas. We have an inventory of exploration drilling locations to pursue after the fiscal year ending June 30, 2006 and the three month period ended September 30, 2006. If we are unable to economically acquire or find significant new reserves for development and exploitation, the Company's oil and gas production, and thus its revenues, would likely decline gradually as its reserves are produced. In addition, oil and gas prices are dependent upon numerous factors beyond the Company's control, such as economic, political and regulatory developments and competition from other sources of energy. The oil and gas markets have historically been very volatile, and any significant and extended decline in the price of oil or gas would have a material adverse effect on the Company's financial condition and results of operations, and could result in a reduction in the carrying value of the Company's proved reserves and adversely affect its access to capital.

THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS DESCRIBED HEREIN AND IN OTHER DOCUMENTS. READERS SHOULD CAREFULLY REVIEW THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS AND THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.


RESULTS OF OPERATIONS

Comparison of Fiscal 2006 to Fiscal 2005 Revenues

         OIL AND GAS SALES increased 8% to $508,925 in the fiscal year ended June 30, 2006 ("fiscal 2006") from $469,441 in the fiscal year ended June 30, 2005 ("fiscal 2005"), due primarily to higher oil and gas prices.

Costs and Expenses

         PRODUCTION AND OPERATING EXPENSE increased 24% to $338,329 in fiscal 2006 from $273,074 in fiscal 2005 due primarily to greater activity resulting from more wells being brought on line in Louisiana.

         DEPRECIATION, DEPLETION AND AMORTIZATION decreased 51% to $179,237 in fiscal 2006 from $364,496 in fiscal 2005. The decrease was primarily due to a reduction in the DD&A rate per MCFE which resulted from an increase in oil and gas reserves.

         GENERAL AND ADMINISTRATIVE EXPENSE ("G&A") increased 255% to $1,400,482 in fiscal 2006 from $394,827 in fiscal 2005 primarily as a result of an aggregate of $726,670 in charges relating to stock grants to officers and directors and due to an increase in salaries and compensation as a result of an increase in the number of employees.

         INTEREST EXPENSE increased to $638,800 in fiscal 2006 from $193,313 in fiscal 2005 due to the increase in debt as a result of the borrowing of $5,500,000 pursuant to a new senior debt issue on February 6, 2006.

         LOSS ON EXTINGUISHMENT OF DEBT was $660,330 in fiscal 2006. On February 6, 2006, the remaining Debentures were retired with proceeds from a new senior debt issue. In connection with this retirement, the Company recorded a loss on extinguishment of debt in the amount of $660,330. Such amount includes the write-off of deferred loan costs ($99,204), the write-off of the remaining loan discount ($237,931), and a prepayment penalty and associated legal fees ($323,195). There was no extinguishment of debt in fiscal 2005.

Three Months Ended September 30, 2006 Compared To
Three Months Ended September 30, 2005

         Oil and gas sales decreased 10% to $132,106 for the quarter ended September 30, 2006 from $146,182 for the quarter ended September 30, 2005 due to lower gas prices.

         Oil and gas production, operating and development costs increased to $99,631 (75% of oil and gas sales) for 2006 from $78,493 (54% of oil and gas sales) for 2005 mainly due to an increase in workover costs and salt water hauling and disposal costs.

         General and administrative expenses increased 138% to $259,680 for 2006 from $108,897 in 2005 primarily as a result of a $121,550 charge relating to stock grants to officers and directors and due to an increase in salaries and compensation as a result of an increase in the number of employees.

         Depreciation, depletion, and amortization decreased 27% to $51,387 for 2006 from $70,730 for 2005. The decrease was primarily due to a reduction in the DD&A rate per MCFE which resulted from an increase in oil and gas reserves.

         Interest expense increased to $323,556 in 2006 from $53,353 in 2005 due to the increase in the amount of outstanding debt as a result of the borrowing of $5,500,000 pursuant to the debt issue on February 6, 2006.

Liquidity and Capital Resources

Overview

         The Company's primary resource is its oil and gas reserves. The Company has entered into a senior credit facility, but such facility does not provide for future funding to the Company. Product prices, over which we have no control, have a significant impact on revenues from production and the value of such reserves and thereby on the Company's borrowing capacity in the event the Company determines to borrow additional funds. Within the confines of product pricing, the Company must be able to find and develop or acquire oil and gas reserves in a cost effective manner in order to generate sufficient financial resources through internal means to complete the financing of its capital expenditure program.

         At June 30, 2006, we had a working capital deficit of $(1,357,230). On July 28, 2006, we raised $2,100,000 through the private placement of common stock to in order to fund the drilling of a new well and for general working capital purposes.

         The following discussion sets forth the Company's current plans for capital expenditures in fiscal 2006, and the expected capital resources needed to finance such plans.

Capital Expenditures

         The majority of our oil and gas reserves are  undeveloped.  Recovery of the Company's future undeveloped proved reserves will require significant capital expenditures. Our management estimates that aggregate capital expenditures of approximately $3,500,000 will be required to develop these reserves during the next eighteen months. Moreover, additional capital expenditures will be required for exploratory drilling on our undeveloped acreage.

         The Company will increase its planned activities for fiscal 2007 if product prices remain strong and if we are able to obtain the additional capital resources necessary to finance such activities.

Working Capital and Cash Flow

         During fiscal 2006, the Company used cash flow in operating activities of $(963,873). Cash flow from operations is dependent on our ability to increase production through our development and exploratory activities and the price received for oil and natural gas.

         The Company's working capital decreased to $(1,357,230) at June 30, 2006 from $576,294 at June 30, 2005, primarily due to an increase in accounts payable and accrued expenses resulting from increased development activities. On July 28, 2006, we raised $2,100,000 through the private placement of common stock. This funding significantly reduced the working capital deficit.

         During the quarter ended September 30, 2006, the Company used cash flow in operating activities of $(408,846). Cash flow from operations is dependent on our ability to increase production through our development and exploratory activities and the price received for oil and natural gas.

         The Company's working capital (deficit) increased to $(361,168) at September 30, 2006 from $(1,357,230) at June 30, 2006, primarily due to a decrease in amounts due to affiliates. On July 28, 2006, we raised $2,100,000 through the private placement of common stock. This funding significantly reduced the working capital deficit.

Capital Resources

         The Company plans to fund its development and exploratory activities through cash provided from operations and the issuance of debt or equity securities.

         The Company cannot be certain that the funds which will be available from operating cash flow and the issuance, if any, of debt or equity securities will be adequate to fully fund the projected capital expenditures for fiscal 2006. Additionally, because future cash flows and the availability of borrowings are subject to a number of variables, such as prevailing prices of oil and gas, actual production from existing and newly-completed wells, the Company's success in developing and producing new reserves, and the uncertainty with respect to the amount of funds which may ultimately be required to finance the Company's development and exploration program, there can be no assurance that the Company's capital resources will be sufficient to sustain the Company's development and exploratory activities.

         Although the Company believes it will be able to obtain funds pursuant to one or more of the above-mentioned alternatives, management cannot be assured that any such capital resources will be available to the Company. If we are unable to obtain such capital resources on a timely basis, the Company may not be able to maintain a level of liquidity sufficient to meet its obligations as they mature or to implement its capital expenditures or develop its assets.

         The Company is also subject to a senior secured credit agreement that requires quarterly principal payments of $250,000 beginning March 31, 2007. The Company has the option, under certain conditions, to defer the first two quarterly payments. If the Company is unable to refinance this senior debt, the Company may be required to make the quarterly principal payments out of cash provided by operations and curtail its planned development and exploratory activities.

         On September 19, 2006, Petro Capital V, L.P., issued a letter claiming defaults under various sections of the Credit Agreement. The alleged defaults relate primarily to previously unresolved imperfections in title concerning the S.E. Johnson 20 #1 and S.E. Johnson 29 #1 wells.

         In Louisiana, where the Company's properties are located, title imperfections are encountered in the ordinary course of business. Prior to drilling a well, the operator typically obtains a drillsite title opinion to gain an understanding of, and limited assurance as to, the ownership of the subject well. The drillsite title opinion is not comprehensive and does not ensure good title. Following the drilling of a well, and if the well is successful and is expected to be completed for production, the operator typically will obtain a division order title opinion that is more rigorous than the drillsite title opinion. The division order title opinion is expected to provide good, but not absolute, assurance as to the title of the subject well. In any event, title issues arise in the ordinary course of business and the operator attempts to work with all impacted parties to resolve the issues.

         In the case of the aforementioned S.E. Johnson wells, after lengthy investigation, management believes that the Company does have good title to the S.E. Johnson wells down to a depth of 6,464 feet; however, it appears the Company may not have had all rights below this depth. Although the division order title opinion for these wells has not yet been received, the Company believes that a third party has deep ownership rights with respect to a portion of certain leases in Sections 20, 29 and 30 of Township 14N Range 15W. In order to resolve these issues, the Company obtained a farmout agreement for such deep rights in the aforementioned S.E. Johnson wells. Additionally, Tauren Exploration, Inc. ("Tauren"), the party that originally sold the rights in the subject properties to the Company, executed a Letter Agreement as of September 20, 2006, such that in the event that there is an acreage variance in the above-referenced sections, Tauren will assign to the Company that number of acres in Sections 4, 5, 6, 7 and/or 8 of Township 14N Range 15W to offset any such variance.

     Petro Capital V, L.P. sent a letter dated December 4, 2006 stating that the curative measures taken to cure this title default are insufficient and that the Company remains in default. This letter demands that the Company pay default interest [17.5%, a 5% increase over the current interest rate] while such default remains.

     Management does not believe that it was ever in default of any of the requirements of the Credit Agreement specified by the Petro Capital letter dated September 19, 2006. Moreover, even if a default has occurred, management believes the curative actions resolved any default within the applicable cure period. The Company timely responded to the September 19, 2006 default notice to that effect.

     In addition, this December 4, 2006 letter states that the Company is in default for failing to retain a third-party engineer to provide a June 30, 2006 reserve report for the Company's Texas properties. These properties represent an extremely small value of the Company's total proved reserves as of June 30, 2006. The Company has not taken a position as to the validity of the claim of default stemming from this issue; if action is required, the Company plans to take all necessary curative action.


Inflation

         Although the level of inflation affects certain of the Company's costs and expenses, inflation did not have a significant effect on the Company's results of operations during fiscal 2006.

Recent Transactions

     On February 6, 2006, the Company entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the Company's previously outstanding senior debt. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

     Also on February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a seventy percent (70%) working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock,
(c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and

(d) a drilling credit of $2,100,000. The Company also received an exclusive 60-day option to purchase a working interest in an additional 2,160 net acres in the aforementioned leasehold for the consideration described in the Purchase Agreement. The cash portion of the purchase price was funded with amounts advanced under the Credit Agreement.

     The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

     On December 16, 2005, the Company closed a private placement and issued 2,500,000 common shares at a price of $.80 per share pursuant to a Securities Purchase Agreement, dated December 12, 2005, by and among the Company and the Purchasers identified therein (the "Purchasers"). In connection with the Securities Purchase Agreement, the Company issued the Purchasers warrants, with a five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share and granted the Purchasers certain registration rights pursuant to the terms and conditions of that certain Registration Rights Agreement, dated December 12, 2005.

     On October 6, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures") to a group of institutional and high net worth investors. None of the investors have a material relationship with the Company or any of its affiliates other than the transactions entered into in connection with the sale of the Debentures. Proceeds from the sale of the Debentures were used to acquire a 25% working interest in eight sections of land comprising the Bethany-Longstreet play of Northern Louisiana, a 25% interest in infrastructure and a 25% working interest in the spudding of two wells, which two wells have been drilled. The Debentures are secured by a Deed of Trust, Security Agreement, Assignment of Production and a Fixture Filing. The Debentures pay an annual interest rate of 7% on a quarterly basis and are convertible into shares of the Company's common stock, $0.05 par value per share, at a price of $0.50 per share. As of December 31, 2005, $705,000 in debt has converted into 1,410,000 shares. The Company has the option to pay the interest on the Debentures in Common Stock, and has made the interest payments of $125,814 through December 31, 2004 in-kind. The investors also received warrants to purchase an additional 2,635,000 shares of Common Stock with an exercise price of $1.00 per share. The Company and the investors entered into a Registration Rights Agreement, whereby the Company has agreed to register the shares convertible under the Debentures and exercisable under the Warrants. None of the warrants had been exercised and all remained outstanding at December 31, 2005. As of February 6, 2006, a total of 185,942 shares were issued as payment in kind of interest and 2,310,000 shares issued upon conversion of the Debentures. On February 6, 2006, the remaining Debentures were retired with the proceeds of the new debt issue described above.

     On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock, $0.05 par value per share, to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W,
Section 24 (the "Well"). The Company also issued 468,339 shares of Common Stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a 0.0585424967 working interest in the Well.

On July 28, 2006, the Company entered into and consummated unregistered transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain accredited investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

Stock Grants

         On September 12, 2003, the Directors of Cubic tentatively approved of a Director and Officer compensation plan as follows: (i) Directors of record as of June 1, 2003 would receive 24,000 restricted Cubic common shares (16,000 shares per year, multiplied by 1.5 years) for years of prior service, (ii) the President/CEO of Cubic would receive 45,000 restricted Cubic common shares (30,000 share per year, multiplied by 1.5 years) for years of prior service,
(iii) the Secretary of Cubic would receive 22,500 restricted Cubic common shares (15,000 shares per year, multiplied by 1.5 years) for prior years of service,
(iv) going forward, Directors would receive 16,000 restricted Cubic common shares per year of service, (v) going forward, the President/CEO would receive 30,000 restricted Cubic common shares per year of service, (vi) going forward, the Secretary would receive 15,000 restricted Cubic common shares per year of service, (vii) Audit Committee members would receive 10,000 restricted Cubic common shares per audit, and, (viii) any Compensation Committee member, should one be formed, would receive 3,000 restricted Cubic common shares per year of service. On October 25, 2004, Cubic issued 155,000 common shares of stock to its

Officers and Directors pursuant to this plan. Based on a then market price of $0.51 per share, Cubic recorded a compensation expense of $79,050 for the year; which expense is recorded in the above financial statements as a general and administrative expense.

         The following compensation plan was adopted on March 30, 2005, with conditional grants authorized on March 30, 2005 subject to shareholder approval. On March 30, 2005, the Compensation Committee for Cubic voted and authorized, and then the Board of Directors conditionally approved, all subject to shareholder approval, these grants, in addition to all other grants previously issued: (i) 150,000 un-registered shares to Calvin Wallen III, (ii) 100,000 un-registered shares to Jon Stuart Ross, (iii) 70,000 un-registered shares to Rick Sepulvado, and (iv) 30,000 un-registered shares to Lindsey Tate Renteria. Further, the Compensation Committee for Cubic voted and authorized, and then the Board of Directors conditionally approved, all subject to shareholder approval, Director and Committee compensation as follows, in addition to all other grants previously issued: (a) $1,000 cash compensation per Director for each actual meeting held, (b) reimbursement for reasonable and necessary expenses, (c) grants of 25,000 un-registered shares for yearly Director service, (d) grants of 8,000 un-registered shares for service on the Compensation Committee, and (e) grants of 14,000 un-registered shares for service for upcoming audit committee, with the chairman to receive grants of 20,000 un-registered shares.

         On December  29, 2005,  the  shareholders  of the Company  approved the above-described Director and Officer Compensation Plan (the "Plan") and 3,750,000 shares of common stock were reserved, of which 1,169,000 shares have been issued through June 30, 2006, as set forth below. Accordingly, the previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance to the officers and directors of the Company. As of such date, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount has been recorded as compensation expense and is included in general and administrative expense for the quarter ended December 31, 2005.

         On January 5, 2006, the Company issued 572,000 un-registered shares to the officers and directors of the Company pursuant to the Plan. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount is being amortized to compensation expense on a quarterly basis during calendar year 2006. Accordingly, $121,550 has been recorded as compensation expense and is included in general and administrative expense for each of the quarters ended March 31, June 30, and September 30, 2006.


Pro forma Information Related to Stock Options

         The Company accounts for its stock-based employee compensation plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price at least equal to the market of the underlying common stock on the date of the grant.

 Long-Term Debt

         Long-term debt of the company was approximately $6.8 million on June 30, 2006; and net of discounts, was $5,154,641 on June 30, 2006, under the convertible debt financing obtained by the Company as mentioned in the preceding paragraphs.

                                    BUSINESS

GENERAL

         Cubic Energy, Inc. is an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas. Our oil and gas assets are concentrated principally in Texas and Louisiana. At June 30, 2006, our total proved reserves were approximately 2,850,078 MCFE.

         Our predecessor was incorporated in October 1978 in the State of Texas. In March 1980, this entity was merged into a publicly held Utah corporation, with the surviving entity being Roseland Oil and Gas, Inc., a Utah corporation. In August 1991, Roseland Oil and Gas, Inc., the Utah corporation, was merged into an Oklahoma corporation and our corporate offices were relocated from Houston, Texas to Tulsa, Oklahoma. In October 1999, Roseland Oil and Gas, Inc. was merged into Cubic Energy, Inc., a Texas corporation. References to Cubic, Roseland or the Company include the Company and our predecessors unless the context otherwise requires. Our principal executive office is located at 9870 Plano Road, Dallas, Texas 75238, and our telephone number is (972) 686-0369.

         In December 1997, we entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company issued 12,500,000 shares of our common stock in exchange for the conveyance to the Company of certain oil and gas properties by Calvin A. Wallen, III and his affiliates. In connection with the Agreement, three of the five members of the Board of Directors resigned and new directors were appointed, including Mr. Wallen, who also became President and CEO of the Company.

DESCRIPTION OF BUSINESS

         Prior to the Agreement, we focused primarily on the acquisition of non-operated working interests and overriding royalty interests in oil and gas properties. Subsequent to the Agreement in December 1997, we moved our headquarters from Tulsa, Oklahoma to Garland, Texas in order to utilize an affiliate's assembled team of experienced management whose substantial expertise lay in acquisition, exploitation and development and the ability to manage both operated and non-operated oil and gas properties. Current management believes that the ability to operate our own properties, through this affiliate, will result in significant cost savings to the Company. In addition, after reviewing our existing property portfolio and refining our new business strategy, the management team initiated a divestment strategy to dispose of our non-strategic assets in non-core areas in order to concentrate on building core reserves. Pursuant to this strategy, we have acquired additional properties in our core areas, primarily in Louisiana, as well as establishing a drilling program for the drilling of exploratory, development and infill wells, a strategy previously unavailable to us due to the technical expertise and experience required and the lack of available resources. We have made substantial progress in redirecting our strategic business efforts and believe that attractive opportunities remain for acquisition and development of our remaining and future assets.

         On April 27, 2001, we completed an exchange offer pursuant to which we acquired (i) certain direct working interests in producing oil and/or natural gas wells (the "Working Interests") and (ii) all of the outstanding membership units in four privately held limited liability companies and approximately 9.85% of the membership interest in another privately held limited liability company, all of which are engaged in oil and/or natural gas exploration and production. The Working Interests consist of between 15% and 45% working interests in fourteen (14) wells. The Working Interests are part of projects operated by Tauren Exploration, Inc. ("Tauren"), an independent energy company, and Fossil Operating, Inc. ("Fossil") acts as the operator for some of the properties. Mr. Wallen is the sole shareholder, director and officer of Tauren and Fossil. The relationship between the Company and each of Tauren and Fossil were approved by our disinterested directors. The exchange offer was made to and was accepted by the various individual holders of the interests acquired. The Working Interests and the properties held are located in Texas and Louisiana. The consideration paid to the individuals who accepted the exchange offer was determined based on our valuation of the reserves underlying the interests acquired. The value of our common stock for purpose of the exchange offer was deemed to be $0.50 per share. In connection with the exchange offer, we issued approximately 11,141,256 shares of our common stock.

         Effective January 1, 2002, we entered into an agreement with Tauren whereby (i) Tauren exchanged and traded the accounts receivable of $856,712 owed by the Company for 856,712 shares of restricted Company common stock, (ii) the Company obtained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Company to acquire restricted Company common stock.

         On June 1, 2002, Tauren assigned certain oil and gas properties to the Company for de minimis consideration. We already had an interest in some of the properties assigned by Tauren.

         On or about October 1, 2004, we closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The Debentures were secured by the collateral set forth in the Deed of Trust, Security Agreement, Assignment of Production and Fixture Filing attached to our Form 8-K filed October 12, 2004. The Debentures paid an annual interest rate of 7% on a quarterly basis and were convertible into shares of our common stock at a price of $.50 per share. We had the option to pay the interest on the Debentures in common stock. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. The proceeds of the Debentures were used primarily for the acquisition of interests in oil and gas properties in Caddo and Desoto Parishes, Louisiana. The Debentures were retired on February 6, 2006, as set forth below.

         On or about January 11, 2005, we issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a
0.0585424967 working interest in the Well. The common stock closed at a price of $0.90 on January 10, 2005.

         On December 16, 2005, the Company entered into a Securities Purchase Agreement and issued 2,500,000 common shares at a price of $ 0.80 per share and issued warrants, with five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share. The proceeds of the offering were used for exploratory drilling and working capital.

         On February 6, 2006, Cubic entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the Debentures described above. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

         On July 28, 2006, Cubic entered into and consummated transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

         The shares of common stock and warrants described in the aforementioned transactions were issued by the Company in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.


                  PRINCIPAL OIL AND GAS PROPERTIES

         The following table summarizes certain information with respect to our principal areas of operation at June 30, 2006.


    ------------------- ---------- ------------ ------------ ---------------
                                                   Percent       Present
                           Oil          Gas       of Proved       Value
           Areas          (Bbl)        (Mcf)       Reserves    (Disc @ 10%)
           -----          -----        -----       --------    ------------

    ------------------- ---------- ------------ ------------ ---------------
         Louisiana          8,672    2,707,408          97%      $6,306,962
           Texas              191       89,492           3%        $140,423
    ------------------- ---------- ------------ ------------ ---------------
           Total            8,863    2,796,900         100%      $6,447,385
    ------------------- ---------- ------------ ------------ ---------------

         Our Texas properties are situated in Palo Pinto, Eastland and Callahan Counties. Our Louisiana properties are situated in Caddo Parish and in Desoto Parish. At June 30, 2006, the Louisiana properties contained the vast majority of our proved reserves, a situation that is expected to continue. The Texas properties consist primarily of wells acquired by the Company in several transactions between 1991 and 2002 and through overriding royalty interests reserved in farm-out agreements in 1998 and 1999. The Louisiana properties were acquired on or about October 1, 2004, January 11, 2005 and February 6, 2006, in transactions described herein.

         Our net production for the fiscal year ending June 30, 2006 for all of the Company wells averaged approximately 147 Mcf of natural gas per day and 3 barrels of oil per day.

EXPLORATION ACTIVITIES

         Our strategy with respect to our domestic exploration program seeks to maintain a balanced portfolio of drilling opportunities that range from lower risk, field extension wells to higher risk, high reserve potential prospects. Our focus is primarily on exploration opportunities that can benefit from advanced technologies, including 3-D seismic, designed to reduce risks and increase success rates. We develop prospects in-house with an affiliate and through strategic alliances with exploration companies that have expertise in specific target areas. In addition, we evaluate some externally generated prospects and plan to participate in some of these opportunities to enhance our portfolio.

         We are currently focusing our domestic exploration activities to develop our undeveloped leasehold opportunities in Louisiana and Texas. Currently we have exploration opportunities and seek to acquire additional leasehold interests in Caddo and Desoto Parishes, Louisiana, and in Palo Pinto,

Callahan and Eastland Counties in Texas. These areas are a part of geologic studies utilizing regional trend surface analysis, 2-D and 3-D seismic data, AVO analysis and/or vast sub-surface control. Prospects have been developed from 4,000-10,500 feet in depth in the Cotton Valley, Hosston, Gloyd, Pettet, Paluxy, Strawn sandstone, Bend conglomerate and Caddo limestone.

         We also have included an acquisition strategy to our business plan that would allow us to capitalize on producing oil and gas acquisition targets within our core areas.


MARKETING OF PRODUCTION

Crude Oil and Natural Gas

         Our production consists mainly of natural gas. We market our operated production of natural gas to two purchasers (i) in Texas, Enbridge G & P, LP, and (ii) in Louisiana, Crosstex Gulf Coast Marketing, Ltd. We sell our crude oil and condensate production at or near the well site; although in some cases it is gathered by us or others and delivered to a central point of sale. Our crude oil and condensate production is transported by truck or by pipeline and is typically committed to arrangements having a term of one year or less. We have not engaged in crude oil hedging or trading activities. We utilize short-term gas contracts with prices that are related to market conditions in varying degrees and have not engaged in natural gas hedging or futures trading.

         We believe we would be able to locate alternate purchasers in the event of the loss of any one of these purchasers, and that any such loss would not have a material adverse effect on our financial condition or results of operations. Revenue from the sale of natural gas totaled $446,208 for the fiscal year ended June 30, 2006 and represented 88% of our total oil and gas revenues for that fiscal year.

Price Considerations

         Crude oil prices are established in a highly liquid, international market, with average crude oil prices that we receive generally fluctuating with changes in the futures price established on the NYMEX for West Texas Intermediate Crude Oil ("NYMEX-WTI"). The average crude oil price per Bbl received by us in fiscal year 2006 was $59.90.

         Natural gas prices in the geographical areas in which we operate are closely tied to established price indices which are heavily influenced by national and regional supply and demand factors and the futures price per MMBTU for natural gas delivered at Henry Hub, Louisiana established on the NYMEX ("NYMEX-Henry Hub"). At times, these indices correlate closely with the NYMEX-Henry Hub price, but often there are significant variances between the NYMEX-Henry Hub price and the indices used to price our natural gas. Average natural gas prices received by us in each of our operating areas generally fluctuate with changes in these established indices. The average natural gas price per Mcf received by us in fiscal 2006 was $8.34.

OIL AND GAS RESERVES

         The   following   tables  set  forth  the  proved   producing,   proved
non-producing and proved undeveloped reserves at June 30, 2006, the estimated future net revenues from such proved reserves and the Standardized Measure of Discounted Future Net Cash Flows attributable to our proved reserves at June 30, 2006, 2005 and 2004:


                                                                                       10%
Category                Oil (Bbls)      Gas (Mcf)    Total (Mcfe)      Income        Discount
------------           ------------   ------------   ------------   ------------   ------------
Proved Producing              1,030        167,989        174,169   $    357,042   $    319,289
Proved Non-Producing          1,863        639,068        650,246   $  2,484,046   $  2,024,059
Proved Undeveloped            5,970      1,989,843      2,025,663   $  6,050,495   $  4,104,037

                                                                     AT JUNE 30,
                                    -----------------------------------------------------------
                                                         2006           2005           2004
Proved Reserves:
---------------
     Oil (Bbl)....................................
                                                            8,863          1,048              0
     Gas (Mcf)....................................
                                                        2,796,900        509,625        311,098
MCFE..............................................
                                                        2,850,078        515,913        311,098
Estimated future net revenues                        $  8,891,593   $  1,902,300   $    975,468
     (before income tax)..........................
       Standardized Measure (1)...................   $  6,447,385   $  1,071,100   $    731,913
Proved developed reserves:
-------------------------
     Oil (Bbl)....................................          2,893          1,048              0
      Gas (Mcf)...................................        807,057        509,625        311,098
MCFE..............................................        824,415        515,913        311,098
Estimated future net revenues                        $  2,841,088   $  1,902,300   $    975,468
     (before income tax)..........................
       Standardized Measure (1)...................   $  2,343,348   $  1,071,100   $    731,913
Unproved Reserves:
-----------------
     Oil (Bbl)....................................          5,970              0              0

     Gas (Mcf)....................................      1,989,843              0              0

MCFE..............................................      2,025,663              0              0

Estimated future net revenues
     (before income tax)..........................   $  6,050,495              0              0
       Standardized Measure (1)...................   $  4,104,037              0              0

Average price used to calculate reserves:
     Oil (Bbl)....................................   $      70.09   $      50.57            n/a
     Gas (Mcf)....................................   $       5.55   $       6.65   $       6.62

---------------------
(1) The Standardized Measure of Discounted Future Net Cash Flows prepared by the Company represents the present value (using an annual discount rate of 10%) of estimated future net revenues from the production of proved reserves, after giving effect to income taxes. See the Supplemental Financial Information attached to the Financial Statements of the Company included elsewhere in this Report for additional information regarding the disclosure of the Standardized Measure information in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosures about Oil and Gas Producing Activities."

         The information set forth in this Report relating to our proved reserves, estimated future net revenues and present values is taken from reports prepared by the Dallas office of The Scotia Group, Inc. for 2006; by the Houston office of Netherland Sewell & Associates, Inc. for 2005; and by Michael S. Turner, P.E. for 2004; all independent, petroleum engineering firms. The estimates of these engineering firms were based upon review of production histories and other geological, economic, ownership and engineering data provided by the Company. Information with respect to approximately 2% of the total proved reserves as of June 30, 2006, were prepared in-house and was not reviewed by an independent engineering firm. No reports on our reserves have been filed with any federal agency. In accordance with guidelines of the SEC, our estimates of proved  reserves and the future net revenues from which present values  are  derived  are made  using  year end oil and gas  sales  prices  held constant  throughout the life of the properties (except to the extent a contract specifically provides otherwise). Operating costs, development costs and certain production-related  taxes were  deducted  in arriving  at  estimated  future net
revenues,   but  such  costs  do  not  include   debt  service  or  general  and
administrative expenses.

         There are numerous  uncertainties  inherent in  estimating  oil and gas reserves  and their  values,  including  many factors  beyond our  control.  The reserve  data set forth in this  Report  represents  estimates  only.  Reservoir engineering  is a  subjective  process of  estimating  the sizes of  underground accumulations  of oil and gas that cannot be measured  in an exact  manner.  The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation,  and judgment. As a result, estimates of  different  engineers,  including  those used by us, may vary.  In  addition, estimates  of reserves  are subject to  revision  based upon actual  production,
results  of  future  development,   exploitation  and  exploration   activities,
prevailing  oil and  gas  prices,  operating  costs  and  other  factors,  which revisions may be material.  Accordingly,  reserve  estimates are often different from the quantities of oil and gas that are ultimately  recovered and are highly dependent upon the accuracy of the assumptions upon which they are based.  There can be no assurance that these estimates are accurate predictions of our oil and gas reserves or their values. Estimates with respect to proved reserves that may be  developed  and  produced  in the  future  are often  based  upon  volumetric calculations  and upon analogy to similar  types of reserves  rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history.

         Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves.

         NET PRODUCTION, SALES PRICES AND COSTS

         The following table presents certain information with respect to oil and gas production, prices and costs attributable to all oil and gas property interests owned by us for the years ended June 30, 2006, 2005 and 2004.

-------------------------------------------------- ----------------- ----------------- -----------------
                                                      YEAR ENDED        YEAR ENDED         YEAR ENDED
                                                     JUNE 30, 2006     JUNE 30, 2005     JUNE 30, 2004
                                                     -------------     -------------     -------------
-------------------------------------------------- ----------------- ----------------- -----------------
PRODUCTION VOLUMES:
-------------------------------------------------- ----------------- ----------------- -----------------
    Oil (Bbl).....................................           1,047              506                562
-------------------------------------------------- ----------------- ----------------- -----------------
      Gas (Mcf)...................................          53,516            67,744            71,804
-------------------------------------------------- ----------------- ----------------- -----------------
WEIGHTED AVERAGE SALES PRICES:
-------------------------------------------------- ----------------- ----------------- -----------------
     Oil (per Bbl)................................          $59.90            $43.42            $32.16
-------------------------------------------------- ----------------- ----------------- -----------------
     Gas (per Mcf)................................          $ 8.34            $ 6.61             $5.55
-------------------------------------------------- ----------------- ----------------- -----------------
SELECTED EXPENSES PER MCFE:
-------------------------------------------------- ----------------- ----------------- -----------------
     Lease operating..............................          $ 5.66            $ 3.86             $2.48
-------------------------------------------------- ----------------- ----------------- -----------------
     Depreciation, Depletion & Amortization.......          $ 3.00            $ 5.15             $1.39
-------------------------------------------------- ----------------- ----------------- -----------------
     General and administrative...................          $23.42            $ 5.58             $3.19
-------------------------------------------------- ----------------- ----------------- -----------------


PRODUCTIVE WELLS AND ACREAGE

Productive Wells

         The following  table sets forth our domestic  productive  wells at June
30, 2006:

--------------- --------------- --------------- --------------- --------------- ---------------
              OIL                             GAS                            TOTAL
--------------- --------------- --------------- --------------- --------------- ---------------
     Gross            Net            Gross            Net            Gross            Net
--------------- --------------- --------------- --------------- --------------- ---------------
             0               0              17           13.07              17           13.07
--------------- --------------- --------------- --------------- --------------- ---------------

Acreage

         The following table sets forth our undeveloped and developed gross and net leasehold acreage at June 30, 2006. Undeveloped acreage includes leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.

--------------- --------------- --------------- --------------- --------------- ---------------
          Undeveloped                       Developed                        TOTAL
--------------- --------------- --------------- --------------- --------------- ---------------
     Gross            Net            Gross            Net            Gross            Net
--------------- --------------- --------------- --------------- --------------- ---------------
        15,632           6,206           1,281             867          16,913           7,073
--------------- --------------- --------------- --------------- --------------- ---------------

         All the leases for the undeveloped acreage summarized in the preceding table will expire at the end of their respective primary terms unless prior to that date the existing leases are renewed or production has been obtained from the acreage subject to the lease, in which event the lease will remain in effect until the cessation of production. As is customary in the industry, we generally acquire oil and gas acreage without any warranty of title except as to claims made by, through or under the transferor. Although we have title to developed acreage examined prior to acquisition in those cases in which the economic significance of the acreage justifies the cost, there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights. In many instances, title opinions may not be obtained if in our judgment it would be uneconomical or impractical to do so.

OPERATIONS

         We are not the operator of our wells, but in most cases Fossil, an entity related to Mr. Wallen, is the operator.

         We have contract relationships with petroleum engineers, geologists and other operations and production specialists who we believe will be able to improve production rates, increase reserves and/or lower the cost of operating our oil and gas properties.

         Oil and gas properties are customarily operated under the terms of a joint operating agreement, which provides for reimbursement of the operator's direct expenses and monthly per well supervision fees. Per well supervision fees vary widely depending on the geographic location and producing formation of the well, whether the well produces oil or gas and other factors.

EMPLOYEES

     At September 30, 2006, the Company had 2 full and 4 part time employees. We regularly use independent consultants and contractors to perform various professional services, including well-site supervision, design, construction, permitting and environmental assessment. We use independent contractors to perform field and on-site production operation services.

FACILITIES

         The Company's principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas. The offices are subleased from an affiliate controlled by Mr. Wallen and the offices are owned by this affiliate. The average monthly amount charged to the Company during the year ended June 30, 2006, was $2,229. The Company believes that there is other appropriate space available in the event the Company should terminate its current leasing arrangement.

                                   MANAGEMENT


Directors and Executive Officers

     The following table provides information concerning each of our executive officers and directors as of September 30, 2006:

----------------------- ----- ---------------------------------- --------------
          Name           Age         Position with Cubic         Director Since
          ----           ---         -------------------         --------------
----------------------- ----- ---------------------------------- --------------
Calvin A. Wallen, III     51  Chairman of the Board, President        1997
                              and Chief Executive Officer
----------------------- ----- ---------------------------------- --------------
James L. Busby            46  Chief Financial Officer                 n/a
----------------------- ----- ---------------------------------- --------------
Jon S. Ross               42  Secretary and Director                  1998
----------------------- ----- ---------------------------------- --------------
Gene C. Howard            78  Director                                1991
----------------------- ----- ---------------------------------- --------------
Herbert A. Bayer          57  Director                                2003
----------------------- ----- ---------------------------------- --------------
Bob L. Clements           64  Director                                2004
----------------------- ----- ---------------------------------- --------------

         CALVIN A. WALLEN, III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999. Mr. Wallen has over 20 years of experience in the oil and gas industry working as a drilling and petroleum engineer. He was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. He assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen did his undergraduate studies at Texas A&M University in College Station, Texas.

         JAMES L. BUSBY has served as the Chief Financial Officer of the Company since October 2005. Mr. Busby joined the Company from Aviva Petroleum Inc. where he served as the Chief Financial Officer from February 2000 to August 2005. He also served as Aviva's Treasurer from May 1994 through August 2005, and Secretary from June 1996 through August 2005. Mr. Busby originally joined Aviva in November 1993 as its controller. Prior to his employment at Aviva, Mr. Busby served as a Senior Audit Manager with the public accounting firm of KPMG LLP. Mr. Busby graduated from the University of Texas at Dallas with a Bachelor of Science degree in accounting in May 1984.

         JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas specializing in the representation of over eighty business entities within the past fifteen years. He has served on several community and not-for-profit committees and boards and has spoken to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark's School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

         GENE C. HOWARD is the Senior Partner of the law firm of Howard, Widdows, and Bufogle, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past thirty-five years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of

Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap Corporation and Hinderliter Corporation from 1991 to August of 1992. He is also Chairman of the Board of Philadelphia Mortgage Trust.

         HERBERT A. BAYER has served as a director of the Company since May 2003. His major course of study at Indiana State University was Business Management. In 1999, he was the top salesman for ITRON, a technology provider for collecting, analyzing, and applying electric, gas, and water usage data. From 2002 to 2003 he served as the Regional Director of Sales for Utility Automation Integrators. Mr. Bayer was the National Director of Sales for the gas division of Hexagram, Inc. from 2003 to 2005. Before his most recent appointment in 2006, he served as the Director of Client Services for Communications and Information Solutions for CH2M HILL, a $3.5 billion world-wide engineering and construction company. He currently serves in the capacity of Director of WiFi Markets for SmartSynch, Inc.

         BOB L. CLEMENTS joined the Company's board of directors in February 2004. Mr. Clements has a degree in the Owner/President Management Program from the Harvard Business School. Mr. Clements has been in the wholesale food and restaurant business for over thirty years, currently controlling the largest independent producer of stuffed jalapenos and corn dogs as well as two successful restaurants in the Rockwall, Texas area. Mr. Clements has served and currently serves on a variety of not-for-profit and charitable committees and boards.

         There are no family relationships among any of the directors or executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and its directors, executive officers or their affiliates.

Audit Committee; Financial Expert

         The Audit Committee is comprised of Messrs. Howard (Chairman), Clements and Bayer. All of the members of the Audit Committee are "independent" under the rules of the SEC. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Howard is the sole "audit committee financial expert" on the Audit Committee.

                             EXECUTIVE COMPENSATION

         The total cash compensation for the three fiscal years ended June 30, 2006, for Calvin A. Wallen, III, the Company's current Chief Executive Officer, James L. Busby, the Company's current Chief Financial Officer, and Jon S. Ross, the Company's current Secretary is set forth below in the following Summary Compensation Table. Mr. Busby took over as the Company's Chief Financial Officer effective October 1, 2005. No other person received cash compensation in excess of $100,000 during the fiscal year ended June 30, 2006.

                           Summary Compensation Table

                                                                    Restricted
                             Fiscal                   Other Annual    Stock
Name and Principal Position   Year    Salary   Bonus  Compensation    Awards
---------------------------  ------  --------  -----  ------------  ----------

Calvin A. Wallen, III, CEO    2006   $111,250    0          0       $  249,000
                              2005     78,000    0          0                0
                              2004          0    0          0                0

James L. Busby, CFO           2006   $ 75,330    0          0       $  124,500
                              2005          0    0          0                0
                              2004          0    0          0                0

Jon S. Ross, Secretary        2006   $ 62,500    0          0       $  166,000
                              2005     60,000    0          0                0
                              2004          0    0          0                0

Stock Grants

         On September 12, 2003, the Directors of Cubic tentatively approved of a Director and Officer compensation plan as follows: (i) Directors of record as of June 1, 2003 would receive 24,000 restricted Cubic common shares (16,000 shares per year, multiplied by 1.5 years) for years of prior service, (ii) the President/CEO of Cubic would receive 45,000 restricted Cubic common shares (30,000 share per year, multiplied by 1.5 years) for years of prior service,
(iii) the Secretary of Cubic would receive 22,500 restricted Cubic common shares (15,000 shares per year, multiplied by 1.5 years) for prior years of service,
(iv) going forward, Directors would receive 16,000 restricted Cubic common shares per year of service, (v) going forward, the President/CEO would receive 30,000 restricted Cubic common shares per year of service, (vi) going forward, the Secretary would receive 15,000 restricted Cubic common shares per year of service, (vii) Audit Committee members would receive 10,000 restricted Cubic common shares per audit, and, (viii) any Compensation Committee member, should one be formed, would receive 3,000 restricted Cubic common shares per year of service. On October 25, 2004, Cubic issued 155,000 common shares of stock to its

Officers and Directors pursuant to this plan. Based on a then market price of $0.51 per share, Cubic recorded a compensation expense of $79,050 for the year; which expense is recorded in the above financial statements as a general and administrative expense.

         The following compensation plan was adopted on March 30, 2005, with conditional grants authorized on March 30, 2005 subject to shareholder approval. On March 30, 2005, the Compensation Committee for Cubic voted and authorized, and then the Board of Directors conditionally approved, all subject to shareholder approval, these grants, in addition to all other grants previously issued: (i) 150,000 un-registered shares to Calvin Wallen III, (ii) 100,000 un-registered shares to Jon Stuart Ross, (iii) 70,000 un-registered shares to Rick Sepulvado, and (iv) 30,000 un-registered shares to Lindsey Tate Renteria. Further, the Compensation Committee for Cubic voted and authorized, and then the Board of Directors conditionally approved, all subject to shareholder approval, Director and Committee compensation as follows, in addition to all other grants previously issued: (a) $1,000 cash compensation per Director for each actual meeting held, (b) reimbursement for reasonable and necessary expenses, (c) grants of 25,000 un-registered shares for yearly Director service, (d) grants of 8,000 un-registered shares for service on the Compensation Committee, and (e) grants of 14,000 un-registered shares for service for upcoming audit committee, with the chairman to receive grants of 20,000 un-registered shares.

         On December  29, 2005,  the  shareholders  of the Company  approved the above-described Director and Officer Compensation Plan (the "Plan") and 3,750,000 shares of common stock were reserved, of which 1,169,000 shares have been issued through June 30, 2006, as set forth below. Accordingly, the previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance to the officers and directors of the Company. As of such date, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount has been recorded as compensation expense and is included in general and administrative expense for the quarter ended December 31, 2005.

         On January 5, 2006, the Company issued 572,000 un-registered shares to the officers and directors of the Company pursuant to the Plan. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount is being amortized to compensation expense on a quarterly basis during calendar year 2006. Accordingly, $121,550 has been recorded as compensation expense and is included in general and administrative expense for each of the quarters ended March 31 and June 30, 2006.


Pro forma Information Related to Stock Options

         The Company accounts for its stock-based employee compensation plans pursuant to SFAS 123(R) Share-Based payment, which is a revision of SFAS 123, accounting for Stock-Based compensation, and supersedes APB No. 25, accounting for Stock Issued to Employees. This Statement requires the Company to recognize compensation costs related to stock-based payment transactions (i.e. granting of stock options and warrants) in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual financial periods beginning after June 30, 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's common stock beneficially owned, as of September 30, 2006 by (i) each person known to the Company to beneficially own more than 5% of the common stock of the Company (the only class of voting securities now outstanding), (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the number of shares and percentage of ownership of common stock for each of the stockholders set forth below assumes that shares of common stock that the stockholder may acquire within sixty days of September 30, 2006 are outstanding.


------------------------------- ---------------------- ------------------------
                                                             Approximate
      Name and Address             Number of Shares        Percent of Class

------------------------------- ---------------------- ------------------------
Calvin A. Wallen, III                11,857,212(1)              26.0%
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
William Bruggeman                    10,307,303(2)              23.0%
20 Anemone Circle
North Oaks, MN  55127

------------------------------- ---------------------- ------------------------
George Karfunkel                      3,375,000                  7.5%
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
Gene Howard                           514,245(3)                 1.1%
2402 East 29th St.
Tulsa, OK  74114

------------------------------- ---------------------- ------------------------
Bob Clements                          530,527(4)                 1.1%

9870 Plano Road
Dallas, TX  75238
------------------------------- ---------------------- ------------------------
                                      288,287(5)                  *
Herbert Bayer
9870 Plano Road
Dallas, TX  75238
------------------------------- ---------------------- ------------------------
Jon S. Ross                          347,500(6)                   *
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
James L. Busby                          150,000                   *
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
All officers and directors            13,685,271                30.0%
as a group (6 persons)
------------------------------- ---------------------- ------------------------
--------------------------
* - Less Than One Percent
(1) Includes 1,714,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen, includes 500,000 shares held by spouse, and includes 280,000 shares held by minor children.

(2) Includes 834,000 shares held by Diversified Dynamics Corp., a company controlled by William Bruggeman; includes 120,000 shares owned by Consumer Products Corp. in which Mr. Bruggeman's spouse, Ruth, is a joint owner; and includes 8,913,303 shares held jointly by William Bruggeman & Ruth Bruggeman as joint tenants with rights of survivorship.
(3) Includes 322,245 shares are held by Mr. Howard's spouse, Belva, of which Mr. Howard disclaims beneficial ownership.
(4) Includes 109,527 shares with spouse as joint tenants with right of survivorship.
(5) Includes 132, 287 shares held with spouse as joint tenants with rights of survivorship.
(6)  Includes 3000 shares held by minor children

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") with Calvin A. Wallen, III or his designees, William Bruggeman and Ruth Bruggeman, and Diversified Dynamics, Inc. (together, the "Buyers"). Pursuant to the Agreement, the Company issued (i) 7,000,000 shares of its common stock to Calvin A. Wallen, III; (ii) 2,500,000 shares of common stock to Earthstock Resources, Inc., all of the shares of which are owned by Mr. Wallen;
(iii) 2,500,000 shares of common stock to William Bruggeman and Ruth Bruggeman as joint tenants with rights of survivorship; and (iv) 500,000 shares of common stock to Diversified Dynamics, which is controlled by the Bruggemans, representing an aggregate of approximately 71.3% of the issued and outstanding shares of common stock of the Company, with the shares issued to Mr. Wallen and his affiliates representing approximately 54.2% of the issued and outstanding shares of common stock of the Company. In exchange for the issuance of the Shares, the Buyers conveyed to the Company the interests in certain oil and gas properties owned by the Buyers, as well as the Buyers' entire interest in any contracts, leases, records and insurance policies affecting such interests (the "Consideration"). The amount of the Consideration was the result of an agreed negotiation between the Buyers and the Company. Prior to the negotiation and execution of the Agreement, there were no material relationships between the Company or any affiliates, officers or directors of the Company, on the one hand, and any of the Buyers, or any affiliates, officers or directors of any of the Buyers, on the other hand.

         On December 1, 1997, the Company entered into a contract with an affiliate controlled by Calvin A. Wallen III, our Chairman of the Board, Chief Executive Officer and President, to provide certain technical, administrative and management services needed to conduct its business. The terms of the contract provided for personnel to be contracted at current market rates in effect at the time the agreement was executed. In addition, the offices are subleased from an affiliate controlled by Mr. Wallen. The monthly amount charged to the Company is based on actual costs of materials and man-hours of the affiliates that are used pursuant to the terms of the agreement. As of January 1, 2002, the Company entered into a favorable arrangement with Mr. Wallen for the continued provision of staff and services on a prorated and/or as needed basis.

         On December 10, 1998, the Company entered into an agreement with Tauren that provides for Tauren to drill on the Company's Section 11 in Palo Pinto County, Texas. The agreement grants Tauren a farm-out retaining a 7.5% overriding royalty interest. The agreement also grants the Company preferential rights in the event that Tauren, at some later date, decides to divest part or all of their interests in the drilled wells. Tauren is an affiliate of Mr. Wallen.

         On April 27, 2001, the Company completed an exchange offer pursuant to which it acquired (i) certain direct working interests in producing oil and/or natural gas wells (the "Working Interests") and (ii) all of the outstanding membership units in four privately held limited liability companies and approximately 9.85% of the working interest in another privately held limited liability company, all of which are engaged in oil and/or natural gas exploration and production. The Working Interests consist of between 15% and 45% working interests in fourteen (14) wells. The Working Interests are part of projects operated by Tauren, an independent energy company, and Fossil acts as the operator for some of the properties. Mr. Wallen is the sole shareholder, director and officer of Tauren and Fossil. The relationship between the Company and each of Tauren and Fossil were approved by the disinterested directors of the Company. The exchange offer was made to and was accepted by the various individual holders of the interests acquired. The Working Interests and the properties held are located in Texas and Louisiana. The consideration paid to the individuals who accepted the exchange offer was determined based on the Company's valuation of the reserves underlying the interests acquired. The value of the Company's common stock for purpose of the exchange offer was deemed to be

$0.50 per share. In connection with the exchange offer, the Company issued approximately 11,141,256 shares of the Company's common stock.

         Effective January 1, 2002, the Company entered into an Agreement with Tauren whereby (i). Tauren exchanged and traded the accounts receivable of $856,712 owed by the Company for 856,712 shares of restricted Company common stock, (ii) the Company attained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Company to acquire restricted Company common stock.

         In April 2002, the Company made the strategic decision not to renew the Red Rock Louisiana leaseholds, which action has had a substantial impact on the June 30, 2002 income statement for the Company. Despite the impact, the Company believes the decision not to renew the leases will be to the ultimate benefit of the Company.

         On June 1, 2002, Tauren assigned certain oil and gas properties to the Company for de minimis consideration. The Company already had an interest in some of the properties assigned for Tauren.

         On or about October 6, 2004, the Company acquired from Tauren and its affiliates, a 25% working interest in eight sections in Desoto Parish, Louisiana, in exchange for $1,080,000. The eight sections include Sections 24 (excluding the Kraemer 24-1 well), 25 and 26 of Township 14 N, Range 16 W and Sections 18, 19, 20, 29 and 30 of Township 14 N, Range 15 W.

         On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 16 W, Section 24 (the "Well"). The Company also issued 468,339 shares of its common stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a 0.0585424967 working interest in the Well.

         On February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b)
2,500,000 unregistered shares of Company common stock, (c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and (d) a drilling credit of $2,100,000. The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

                          DESCRIPTION OF CAPITAL STOCK


     The following is a summary of the current material terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and by-laws. For information on how to obtain copies of our articles of incorporation and by-laws, see "Where You Can Find More Information."

General

     As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.05 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. No other classes of stock are authorized or expected to be authorized under our articles of incorporation. The issued and outstanding shares of our common stock duly authorized, validly issued, fully paid and nonassessable.

Common Stock

     Each holder of our common stock is entitled to one vote for each share of common stock held of record by such holder. Holders of our common stock, voting as a single class, are entitled to elect all of the directors of the Company. Matters submitted for shareholder approval generally require a majority vote. Holders of our common stock are entitled to receive ratably such dividends as may be declared by our board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our net assets. Holders of our common stock have no preemptive, redemption, conversion or other subscription rights.

     The registrar and transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034-8543,
(469) 633-0101.

Preferred Stock

     Our board has the power, without further vote of shareholders, to authorize the issuance of up to 10,000,000 shares of our preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of our preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Our preferred stock may be divided into such number of series as our board determines. There are no shares of our preferred stock currently outstanding.


                              SELLING SHAREHOLDERS

     This prospectus relates to the registration of 5,130,942 shares of common stock for resale issued upon conversion of our 7% Senior Secured Convertible, issued as payment-in-kind of interest under the Debentures or upon exercise of warrants to purchase shares of our common stock. The selling shareholders are not broker-dealers or affiliates of a broker-dealer. Because the shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and the issuance of those shares was not registered with the SEC, the selling shareholders currently hold "restricted stock."

     The following table sets forth, to the best of our knowledge, information concerning the selling shareholders, the number of shares currently held by the selling shareholders, the number of shares to be offered and sold by the selling shareholders and the amount and percentage of common stock that will be owned by the selling shareholders following the offering (assuming sale of all shares of common stock being offered) by the selling shareholders:


                                                    Number of Shares Owned                   Number of Shares Owned
                                                       Before Offering                           After Offering
                                                   -------------------------               ---------------------------
                                                     No. of      Percent        Shares        No. of       Percent
              Selling Shareholders                   Shares      of Class       Offered       Shares       of Class
              --------------------                   ------      --------       -------       ------       --------
ABS SOS-Plus Partners Ltd. c/o SIAM (1)              1,282,459                  1,282,459       -0-           --
Gamma Opportunity Capital Partners LP(2)             1,182,079       *          1,182,079       -0-           --
Bushido Capital Master Fund, L.P.(3)                 1,282,452                  1,282,452       -0-           --
Frey Living Trust of 3-20-96(4)                        971,167       *            971,167       -0-           --
Gary Brennglass                                        227,855       *            227,855       -0-           --
Patrick Burns                                          154,587       *            154,587       -0-           --
Chris Cave                                              15,152       *             15,152       -0-           --
Jonathan J. Mendiola                                    15,191       *             15,191       -0-           --

------------------------------------------------------------------------
*     Less than one percent.
(1)  Jonathan P. Knight has voting or investment control over the securities.
(2)  Jonathan P. Knight. has voting or investment control over the securities.
(3)  Christopher Rossman has voting or investment control over the securities.
(4)  Philip Frey, Jr. has voting or investment control over the securities.

                              PLAN OF DISTRIBUTION

     The common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. A Rule 424(b) prospectus supplement will be filed for any limited partners, donees, successors-in-interest and pledgees who receive shares from the selling shareholders after the date of this prospectus, except to the extent otherwise permitted. After effectiveness of this registration statement, the shares of common stock covered by this prospectus may be sold by the selling shareholders in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this prospectus, including resale to another broker or dealer; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; (e) through put or call transactions; (f) through short sales of the offered shares; and (g) through underwritten transactions or otherwise. The period of distribution of these shares of common stock may occur over an extended period of time. This offering is expected to terminate at such time as all shares offered have been sold.

     The selling shareholders may effect such transactions by registering the shares of common stock directly to purchasers or to or through a broker or dealer, who may act as an agent or principal. Such broker or dealer may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of common stock for whom such broker or dealer may act as agent or to whom he sells as principal, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). We know of no existing arrangements between any selling shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

     The selling shareholders will not pay any of the proceeds from the sale of the shares of common stock to us. We expect to incur expenses in connection with this offering in the amount of approximately $7,600 for registration, legal, accounting and miscellaneous fees and expenses. The selling shareholders will be solely responsible for commissions and discounts of brokers, dealers or agents, other selling expenses and the fees and expenses of their own counsel related to registration and resale of their shares, if any, none of which expenses will be borne by us.

     In offering the securities, the selling shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Exchange Act in connection with such sales, and any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     We intend to advise the selling shareholders that when they sell the securities, they (1) are required to comply with Regulation M under the Exchange Act (as described in more detail below), (2) may not engage in any stabilization activity, except as permitted under the Exchange Act, (3) are required to furnish each broker-dealer (who may offer this common stock) copies of this prospectus, and (4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

     Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the securities offered by this prospectus. Any statements contained in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the documents that have been filed.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents, including this registration statement, at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information. In addition, the SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file reports electronically with the SEC.



                                  LEGAL MATTERS

     The legality of the securities offered hereby has been passed on for us by Gardere Wynne Sewell LLP, Dallas, Texas.

                                     EXPERTS

     Our financial statements as of June 30, 2006, for the years ended June 30, 2006 and 2005, and as of September 30, 2006 and for the three month periods ended September 30, 2006 and 2005 included in this prospectus have been included in reliance upon the report of Philip Vogel & Co., PC, given their authority as experts in accounting and auditing.

                              CUBIC ENERGY, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS










                                 C O N T E N T S

                                                                         Page

Independent Auditors' Report and Independent Accountants' Report......   F-1

Financial Statements:

  Balance Sheets......................................................   F-2

  Statements of Operations............................................   F-3

  Statements of Changes in Stockholders' Equity.......................   F-4

  Statements of Cash Flows............................................   F-5

  Notes to Financial Statements.......................................F-6 - F-29

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Cubic Energy, Inc.



We have audited the balance sheets of Cubic Energy, Inc., a Texas corporation, as of June 30, 2006 and 2005, and the related statements of operations, of changes in stockholders' equity and of cash flows for each of the three years in the period ended June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cubic Energy, Inc. as of June 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.



                                                    PHILIP VOGEL & CO. PC

                                                     /s/ Philip Vogel & Co., PC


                                                    Certified Public Accountants

Dallas, Texas

September 8, 2006

                         INDEPENDENT ACCOUNTANTS' REPORT


The Stockholders and Board of Directors
Cubic Energy, Inc.


We have reviewed the accompanying condensed balance sheet as of September 30, 2006, and the related condensed statements of operations, and of cash flows of Cubic Energy, Inc. for the three-month periods ended September 30, 2006 and 2005. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Cubic Energy, Inc. as of June 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the year then ended; and in our report dated September 8, 2006, we expressed an unqualified opinion on those statements.




                                                    PHILIP VOGEL & CO. PC

                                                    /s/ Philip Vogel & Co. PC
                                                    -------------------------

                                                    Certified Public Accountants


Dallas, Texas
November 13, 2006


                               CUBIC ENERGY, INC.

                                 BALANCE SHEETS

                                                     (Unaudited)
                                                    September 30,       June 30,         June 30,
                                                         2006             2006             2005
                                                    -------------    -------------    -------------
         Assets

Current assets:
   Cash and cash equivalents                        $     243,781    $     259,157    $     257,253
   Accounts receivable - trade                             48,822           41,680           34,354
   Prepaid drilling costs                                 257,891          264,223          303,666
   Prepaid expenses                                       121,550          243,100             --
                                                    -------------    -------------    -------------
       Total current assets                         $     672,044    $     808,160    $     595,273


Property and equipment (at cost):
   Oil and gas properties, full cost method:
       Proved properties (including wells and
         related equipment and facilities)          $   7,079,513    $   6,679,730    $   4,098,571
       Unproven properties                              6,818,678        6,780,530        1,053,000
   Office and other equipment                               8,905            7,876            4,873
                                                    -------------    -------------    -------------
                                                    $  13,907,096    $  13,468,136    $   5,156,444
   Less accumulated depreciation, depletion
       and amortization                             $   1,699,969        1,648,581        1,469,345
                                                    -------------    -------------    -------------
                                                    $  12,207,127       11,819,555        3,687,099
Other assets:
   Deferred loan costs - net                        $     288,171          318,999          132,639
   Restricted Cash                                        403,375          401,723             --
   Other                                                        0           25,000             --
                                                    -------------    -------------    -------------
                                                    $     691,546    $     745,722    $     132,639
                                                    -------------    -------------    -------------
                                                    $  13,570,717    $  13,373,437    $   4,415,011
                                                    =============    =============    =============

                                                     (Unaudited)
                                                    September 30,       June 30,         June 30,
                                                         2006             2006             2005
                                                    -------------    -------------    -------------

         Liabilities and stockholders' equity

Current liabilities:
   Current portion of long term debt                $     750,000    $     500,000
   Accounts payable and accrued expenses                  181,107          165,628    $      11,261
   Due to affiliates                                      102,105        1,499,762            7,717
                                                    -------------    -------------    -------------
       Total current liabilities                    $   1,033,212    $   2,165,390    $      18,978

Long-term liabilities
   Long-term debt, net of discounts                 $   3,715,327    $   3,854,641    $   1,611,886
   Note payable to affiliate                            1,300,000        1,300,000             --
                                                    -------------    -------------    -------------
                                                    $   5,015,327        5,154,641        1,611,886
Commitments and contingencies (Note H)

Stockholders' equity:
   Preferred stock - $.01 par value,
     authorized 10,000,000 shares,
     issued none                                    $        --      $        --      $        --

   Common stock - $.05 par value, authorized
     100,000,000 shares, issued 42,450,768
     shares in 2006 and 35,161,963 in 2005              2,280,040        2,122,540        1,758,100
   Additional paid-in capital                          19,395,283       17,452,784       11,778,915
   Accumulated deficit                                (14,153,145)     (13,521,918)     (10,752,868)
                                                    -------------    -------------    -------------

       Stockholders' equity                         $   7,522,178        6,053,406        2,784,147
                                                    -------------    -------------    -------------

                                                    $  13,570,717    $  13,373,437    $   4,415,011
                                                    =============    =============    =============


The accompanying notes are an integral part of these statements.

                               CUBIC ENERGY, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                               For the Three     For the Three
                                                Months Ended      Months Ended
                                               Sept. 30, 2006    Sept. 30, 2005
                                               --------------    --------------

Revenue:
  Oil and gas sales                            $      132,106    $      146,182
                                               --------------    --------------

Total revenue                                  $      132,106    $      146,182
                                               --------------    --------------

Costs and expenses:
  Oil and gas production, operating and
    development costs                          $       99,631    $       78,493
  General and administrative
    expenses                                          259,680           108,897
  Depreciation, depletion and
    amortization                                       51,387            70,730
                                               --------------    --------------

Total costs and expenses                       $      410,698    $      258,120
                                               --------------    --------------

Operating income (loss)                        $     (278,592)   $     (111,938)
                                               --------------    --------------

Non-operating income (expense):
  Gain (loss) on sales of securities           $            0    $            0
  Other income                                          1,747                 0
  Interest expense                                   (323,556)          (53,353)
  Amortization of loan costs                          (30,827)           (7,805)
                                               --------------    --------------

Total non-operating income (expense)           $     (352,636)   $      (61,158)
                                               --------------    --------------

Income (loss) before taxes:                    $     (631,228)   $     (173,096)

Provision for (benefit of) income taxes                     0                 0
                                               --------------    --------------

Net income (loss)                              $     (631,228)   $     (173,096)
                                               ==============    ==============

Net gain (loss) per common share
  - basic and diluted                          $       (0.014)   $       (0.005)
                                               ==============    ==============

Weighted average common shares outstanding
  - basic and diluted                              44,660,007        35,162,383
                                               ==============    ==============




The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.

                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004


                                                      2006           2005           2004
                                                  -----------    -----------    -----------
Revenues:
   Oil and gas sales                              $   508,925    $   469,441    $   414,741
                                                  -----------    -----------    -----------

       Total revenues                             $   508,925    $   469,441    $   414,741
                                                  -----------    -----------    -----------

Costs and expenses:
   Oil and gas production, operating and
     development costs                            $   338,329    $   273,074    $   186,465
   Selling, general and administrative expenses     1,400,482        394,827        240,022
   Depreciation, depletion and amortization           179,237        364,496        104,735
                                                  -----------    -----------    -----------

       Total costs and expenses                   $ 1,918,048    $ 1,032,397    $   531,222
                                                  -----------    -----------    -----------

       Operating income (loss)                    $(1,409,123)   $  (562,956)   $  (116,481)
                                                  -----------    -----------    -----------

Non-operating income (expense):
   Other income                                   $     6,402    $      --      $     2,440
   Interest expense                                  (638,800)      (193,313)           (75)
   Amortization of loan costs                         (67,199)       (28,257)          --
                                                  -----------    -----------    -----------

       Total non-operating income (expense)       $  (699,597)   $  (221,570)   $     2,365
                                                  -----------    -----------    -----------

Loss on debt extinguishment                       $  (660,330)   $      --      $      --
                                                  -----------    -----------    -----------

Loss from operations before income taxes          $(2,769,050)   $  (784,526)   $  (114,116)

Provision for income taxes                               --             --             --
                                                  -----------    -----------    -----------

       Net loss                                   $(2,769,050)   $  (784,526)   $  (114,116)
                                                  ===========    ===========    ===========

Net loss per common share - basic and diluted     $     (0.07)   $     (0.02)   $     (0.00)
                                                  ===========    ===========    ===========


The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

                                                                     Common Stock
                                                Cumulative    -------------------------       Additional
                                                preferred         Shares           Par          paid-in
                                                  stock        outstanding        value         capital
                                              -------------   -------------   -------------   -------------
Balance, June 30, 2003                                 --        31,180,326   $   1,559,017   $   8,892,992
   Stock issued under compensation plan                --           271,500          13,575          79,475
   Net loss, year ended June 30, 2004                  --              --              --              --
                                              -------------   -------------   -------------   -------------
Balance, June 30, 2004                                 --        31,451,826   $   1,572,592   $   8,972,467
   Debt proceeds allocated to warrants                 --              --              --           510,961
   Stock issued under compensation plan                --           155,000           7,750          71,300
   Stock issued under convertible
      debenture agreements                             --         1,410,000          70,500         406,006
   Stock issued in payment of interest
      obligations                                      --           145,137           7,258         118,181
   Stock issued for acquisition of property
      interests                                        --         2,000,000         100,000       1,700,000
   Net loss, year ended June 30, 2005                  --              --              --              --
                                              -------------   -------------   -------------   -------------

Balance, June 30, 2005                                 --        35,161,963   $   1,758,100   $  11,778,915
   Stock issued for acquisition of
      property interests                               --         2,500,000         125,000       1,175,000
   Stock issued under compensation plan                --         1,169,000          58,450         911,320
   Stock issued for working capital                    --         2,679,000         133,950       1,786,836
   Stock issued under convertible
      debenture agreements                             --           900,000          45,000         354,626
   Warrants issued for debt costs                      --              --              --           208,333
   Debt proceeds allocated to warrants                 --              --              --         1,203,752
   Stock issued in payment of interest
      obligations                                      --            40,805           2,040          34,002

   Net loss, year ended June 30, 2006                  --              --              --              --
                                              -------------   -------------   -------------   -------------
Balance, June 30, 2006                                 --        42,450,768   $   2,122,540   $  17,452,784
                                              =============   =============   =============   =============

                                                                  Total
                                               Accumulated    stockholders'
                                                 deficit         equity
                                              -------------   -------------

Balance, June 30, 2003                        $  (9,854,225)  $     597,784
   Stock issued under compensation plan                --            93,050
   Net loss, year ended June 30, 2004              (114,117)       (114,117)
                                              -------------   -------------
Balance, June 30, 2004                        $  (9,968,342)  $     576,717
   Debt proceeds allocated to warrants                 --           510,961
   Stock issued under compensation plan                --            79,050
   Stock issued under convertible
      debenture agreements                             --           476,506
   Stock issued in payment of interest
      obligations                                      --           125,439
   Stock issued for acquisition of property
      interests                                        --         1,800,000

   Net loss, year ended June 30, 2005              (784,526)       (784,526)
                                              -------------   -------------

Balance, June 30, 2005                        $ (10,752,868)  $   2,784,147
   Stock issued for acquisition of
      property interests                               --         1,300,000
   Stock issued under compensation plan                --           969,770
   Stock issued for working capital                    --         1,920,786
   Stock issued under convertible
      debenture agreements                             --           399,626
   Warrants issued for debt costs                      --           208,333
   Debt proceeds allocated to warrants                 --         1,203,752
   Stock issued in payment of interest
      obligations                                      --            36,042
                                              -------------   -------------
   Net loss, year ended June 30, 2006            (2,769,050)     (2,769,050)

Balance, June 30, 2006                        $ (13,521,918)  $   6,053,406
                                              =============   =============

The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                     For the Three     For the Three
                                                      Months Ended      Months Ended
                                                     Sept. 30, 2006    Sept. 30, 2005
                                                     --------------    --------------
Cash flows from operating activities:
Net income (loss)                                    $     (631,228)   $     (173,096)
Adjustments to reconcile net income (loss)
  to cash provided (used) by operating activities:
  Depreciation, depletion and amortization                  192,902            97,247
  Stock issued for compensation                             121,550                 0
  Stock issued for interest                                       0            34,525
Net change in assets and liabilities:
  (Increase) decrease in accounts receivable                 (7,141)          (67,916)
  Increase (decrease) in loan from affiliate               (100,408)           (5,383)
  Increase (decrease) in accounts payable and
    accrued liabilities                                      15,479             1,905
  Increase (decrease) in deferred taxes                           0                 0
                                                     --------------    --------------
Net cash provided (used) by operating activities     $     (408,846)   $     (112,718)
                                                     --------------    --------------


Cash flows from investing activities:
  Acquisition of oil & gas properties                $     (437,932)   $      (14,419)
  Purchase of Office Equipment                               (1,029)             (407)
  Increase in restricted cash                                (1,653)                0
  Payments from advances on development costs            (1,165,916)           27,746
                                                     --------------    --------------
Net cash provided (used) by investing activities     $   (1,606,530)   $       12,920
                                                     --------------    --------------

Cash flows from financing activities
  Issuance of common stock                           $    2,100,000    $            0
  Repayment of advances                                    (100,000)                0
                                                     --------------    --------------
Net cash provided by financing activities            $    2,000,000                 0

Net increase (decrease) in cash and
    cash equivalents                                 $      (15,376)   $      (99,798)
                                                     --------------    --------------

Cash at beginning of period                                 259,157           257,253
                                                     --------------    --------------
Cash at end of period                                $      243,781    $      157,455
                                                     ==============    ==============

The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

                                                              2006           2005           2004
                                                          -----------    -----------    -----------
Cash flows from operating activities:
   Net (loss)                                             $(2,769,050)   $  (784,526)   $  (114,116)
   Adjustments to reconcile net (loss) to cash
       provided (used) by operating activities:
     Depreciation, depletion and amortization                 465,519        460,509        104,735
     Stock issued for interest                                 36,042        125,440           --
     Stock issued for compensation                            726,670         79,050         93,051
     Write off deferred loan costs                             99,203           --             --
     Write off note payable discount                          237,931           --             --
     Change in assets and liabilities:
       (Increase) decrease in accounts receivable              (7,326)        45,826        (22,050)
       Increase (decrease) in loan from affiliates             92,771          4,119          3,418
       Increase (decrease) in accounts payable
         and accrued liabilities                              154,367       (115,503)        10,725
                                                          -----------    -----------    -----------

       Net cash provided (used) by operating activities   $  (963,873)   $  (185,085)   $    75,763
                                                          -----------    -----------    -----------

Cash flows from investing activities:
   Acquisition and development of oil
     and gas properties                                   $(4,409,415)   $ 1,813,946)   $      --
   Purchase of office equipment                                (3,003)        (3,963)          --
   Advances on development costs                               39,443       (303,666)          --
   Cash restricted by debt                                   (401,723)          --             --
   Increase in other assets                                   (25,000)          --             --
                                                          -----------    -----------    -----------

       Net cash provided (used) by investing activities   $(4,799,698)   $(2,121,575)   $      --
                                                          -----------    -----------    -----------

Cash flows from financing activities:
   Issuance of debentures and warrants                    $ 5,500,000    $ 2,635,000    $      --
   Issuance of common stock, net                            2,020,786           --             --
   Repayment of debentures                                 (1,480,000)          --             --
   Loan costs incurred and other                             (275,311)      (264,300)          --
                                                          -----------    -----------    -----------

       Net cash provided (used) by financing activities   $ 5,765,475    $ 2,370,700    $      --
                                                          -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents      $     1,904    $    64,040    $    75,763

Cash and cash equivalents:
   Beginning of year                                          257,253        193,213        117,450
                                                          -----------    -----------    -----------

   End of year                                            $   259,157    $   257,253    $   193,213
                                                          ===========    ===========    ===========
Other information:
   Interest paid                                          $   355,607    $   125,557    $      --
   Noncash investing and financing activities:
     Acquisition of property with stock issue             $ 1,300,000    $      --      $      --
    Acquisition of property with debt issue               $ 2,599,274    $      --      $      --


The accompanying notes are an integral part of these statements.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note A - Background and general:

    Cubic Energy, Inc. ("Company") is engaged in domestic crude oil and natural gas exploration, development and production, with primary emphasis on the production of oil and gas reserves through acquisitions of proved, producing oil and gas properties in the states of Texas and Louisiana.

Note B - Significant accounting policies:

    Cash equivalents
    ----------------

        For purposes of the statements of cash flows, the Company considers all certificates of deposit and other financial instruments with original maturity dates of three months or less to be cash equivalents.

    Office and other equipment
    --------------------------

        Office and other equipment are stated at cost and depreciated by the straight-line method over estimated useful lives ranging from five to seven years. Depreciation and amortization of office and other equipment amounted to $1,173, $330, and $- for the years ended June 30, 2006, 2005 and 2004, respectively.

    Full cost method of accounting for oil and gas properties
    ---------------------------------------------------------

        The Company has adopted the full cost method of accounting for oil and gas properties. Management believes adoption of the full cost method more accurately reflects management's exploration objectives and results by including all costs incurred as integral for the acquisition, discovery and development of whatever reserves ultimately result from its efforts as a whole. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

        All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

        In addition, the capitalized costs are subject to a "full cost ceiling test," which generally limits such costs to the aggregate of the "estimated present value," discounted at a 10 percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The Company's analysis of its proved properties indicated that no impairment was considered necessary at June 30, 2006.

        Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

        Depletion of producing oil and gas properties amounted to $178,064, $364,166 and $104,735 for the years ended June 30, 2006, 2005 and 2004, respectively.

    Impairment of long-lived assets and long-lived assets to be disposed of
    -----------------------------------------------------------------------

        The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets effective for periods beginning July 1, 2002, and thereafter. SFAS 144 replaces SFAS 121, and, among other matters, addresses financial accounting and reporting for the impairment or disposal

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

    of long-lived assets. SFAS 144 retains the basic provisions of SFAS 121, but broadens its scope and establishes a single model for long-lived assets to be disposed of by sale. Management does not believe adoption of the Statement had any effect on the financial statements of the Company. In addition, the Company is subject to the rules of the Securities and Exchange Commission with respect to impairment of oil and gas properties accounted for under the full cost method of accounting, as described earlier. The Company's analysis of its unproved properties indicated that no impairment was considered necessary at June 30, 2006.

    Income taxes
    ------------

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        In September 2005, the EITF reached a consensus on Issue No. 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature ("EITF 05-08"). Under EITF 05-08, the issuance of convertible debt with a beneficial conversion feature results in a temporary difference for purposes of applying FAS No. 109, Accounting for Income Taxes. The deferred taxes recognized for the temporary difference should be recorded as an adjustment to paid-in capital. EITF 98-05, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No. 98-05 to Certain Convertible Instruments, require that the nondetachable conversion feature of a convertible debt security be accounted for separately if it is a beneficial conversion feature. A beneficial conversion feature is recognized and measured by allocating to additional paid-in capital a portion of the proceeds equal to the conversion feature's intrinsic value. A discount on the convertible debt is recognized for the amount that is allocated to additional paid-in capital. The debt discount is accreted from the date of issuance to the stated redemption date of the convertible instrument or through the earliest conversion date if the instrument does not have a stated redemption date. The U.S. Federal Income Tax Code includes the entire amount of proceeds received at issuance as the tax basis of the convertible debt security. EITF 05-08 should be applied retrospectively to all instruments with a beneficial conversion feature accounted for under EITF 98-05 and EITF 00-27 for periods beginning after December 15, 2005. Management is evaluating the effect adoption of EITF 05-08 will have on the Company's financial position, results of operations and cash flows.

        In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in the financial statements the impact of a tax position if that position is more likely than not of being sustained upon audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management is evaluating the impact of adopting FIN 48 on the Company's financial position, results of operations and cash flows.

    Oil and gas revenue
    -------------------

        The Company recognizes oil and gas revenues by the sales method as oil and gas production is sold. Differences between sales and production volumes during the years ended June 30, 2006, 2005 and 2004 were not significant.

    Earnings (loss) per common share
    --------------------------------

        The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128 requires the presentation of basic earnings (loss) per share (EPS) and diluted EPS. Basic EPS is calculated by dividing net income or loss (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, convertible preferred stock and convertible debentures, were exercised or converted into common stock.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


        There were no dilutive securities outstanding during the years ended June 30, 2006, 2005 and 2004. The weighted average number of common and common equivalent shares outstanding was 38,477,353, 33,112,644 and 31,316,222 for the years ended June 30, 2006, 2005 and 2004, respectively.

    Concentration of credit risk
    ----------------------------

        Financial instruments which potentially subject the Company to a concentration of credit risk consists primarily of trade accounts receivable with a variety of local, national, and international oil and natural gas companies. Such credit risks are considered by management to be limited due to the financial resources of the oil and natural gas companies. The Company also maintains accounts with financial institutions which periodically exceed federally insured amounts. The excess balance at June 30, 2006, was approximately $160,000.

    Reporting comprehensive income (loss) and operating segments
    ------------------------------------------------------------

        The  Company  has adopted  the  provisions  of SFAS No.  130,  Reporting
    Comprehensive Income and SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. SFAS No. 130 requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. Adoption of SFAS No. 131 has had no impact on the Company's financial position, results of operations, cash flows, or related disclosures since the Company's operations are considered to be a single segment.

    Use of estimates
    ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Certain significant estimates
    -----------------------------

        Management estimates included in these financial statements for which it is reasonably possible that a future event in the near term could cause the estimate to change and the change could have a severe impact are as follows:
    Management's estimates of oil and gas reserves are based on various assumptions, including constant oil and gas prices. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimate. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. While it is at least reasonably possible that the estimates above will change materially in the near term, no estimate can be made of the range of possible losses that might occur. Estimates of oil and gas reserves principally impact the recognition of depletion expense and the evaluation of potential impairment under the full cost ceiling test discussed above.

    Fair value of financial instruments
    -----------------------------------

        The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company's financial statements include cash and cash equivalents, short-term investments, accounts receivable, other receivables, other assets, accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


        In September 2006, the FASB issued FAS No. 157, Fair Value Measurement ("FAS 157"). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Management is evaluating the impact of adopting FAS 157 on the Company's financial position, results of operations and cash flows.

    Obligations associated with the retirement of assets
    ----------------------------------------------------

        The Company has adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations, effective July 1, 2002. SFAS No. 143 amended SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, and, among other matters, addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, with the associated asset retirement cost capitalized as part of the related asset and allocated to expense over the asset's useful life.

        This is a change from the approach taken under SFAS No. 19, whereby an amount for an asset retirement obligation was recognized using a cost-accumulation measurement approach. Under that approach, the obligation was reported as a contra-asset recognized as part of depletion and depreciation over the life of the asset without discounting. Management has determined that adopting SFAS No. 143 has had no significant effect on the company's financial statements since abandonment costs for which it is responsible are not material.

        In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations ("FIN 47"). FIN 47 clarifies that a conditional asset retirement obligation, as used in FAS 143, refers to a legal obligation to perform an asset retirement activity in which the timing or method of the settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than fiscal years ending after December 15, 2005. Management does not expect the adoption of FIN 47 will have a material impact on the Company's financial position, results of operations or cash flows.

    Stock based compensation
    ------------------------

        Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations require that compensation expense be recorded on the date of the grant of stock options and warrants only if the current market price of the underlying stock exceeded the exercise price. Alternatively, Statement of Financial Accounting Standards
    (SFAS) No. 123, Accounting for Stock-Based Compensation, permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant. SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide proforma net income and proforma earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-valued-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the proforma disclosure provisions of SFAS No. 123.

        In addition, the Company has adopted the provisions of Financial Accounting Standards Board Interpretation (FIN) 44, Accounting for Certain Transactions Involving Stock Compensation, which became effective July 1, 2000. FIN 44 clarifies the application of APB 25 for certain issues. Among other issues, this interpretation clarifies the definition of an employee for purposes of applying APB 25, the criteria for qualification of a plan as compensatory, the consequences of modifications to the terms of a plan, and the treatment of stock compensation issued to service providers who are not employees. The issuance of this interpretation does not change the current accounting policies of the Company, and has had no effect on the accompanying financial statements.

        In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions are effective for years ending after December 15, 2002. The interim disclosure provisions are effective financial reports containing financial statements for interim periods beginning after December 15, 2002. The transition rules of this standard are not applicable since the Company continues to account for stock-based compensation under the guidance of APB Opinion 25. The other requirements of this standard have been adopted by the Company for periods beginning January 1, 2003.

        In December 2004, the Financial  Accounting  Standards Board issued SFAS
    No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB No. 25, Accounting for Stock Issued to Employees. This Statement will require the
    Company to recognize compensation costs related to stock-based payment transactions (i.e. granting of stock options and warrants) in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. This new standard will be effective for awards that are granted, modified or settled in cash in interim and annual financial periods beginning after June 30, 2006.

        Additionally, in August 2005, the FASB issued FASB Staff Position ("FSP") FSP FAS 123R-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R) ("FSP1"). In FSP1, the FASB decided to defer the requirements in FAS 123 that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. In October 2005, the FASB issued FSP FAS 123R-2, Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R) ("FSP2"). In FSP2, the FASB is providing companies with a "practical accommodation" when determining the grant date of an award that is subject to the accounting provisions in FAS 123R. In November 2005, the FASB issued FSP FAS 123R-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards ("FSP3"). FSP3 provides an elective alternative method that establishes a computational component to arrive at the beginning balance of the accumulated paid-in capital pool related to employee compensation and a simplified method to determine the subsequent impact on the accumulated paid-in capital pool of employee awards that are fully vested and outstanding upon the adoption of FAS 123R. In February 2006, the FASB issued FSP FAS 123R-4, Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event ("FSP4"), which concludes that a cash settlement feature that can be exercised only upon the occurrence of a contingent event that is outside the employee's control does not become a liability until it becomes probable that the event will occur. An option or similar instrument that is classified as equity, but subsequently becomes a liability because the contingent cash settlement event is probable of occurring, shall be accounted for similar to modification from an equity to liability award. To the extent that the liability exceeds the amount previously recognized in equity, the excess is recognized as compensation cost. The total recognized compensation cost for an award with a contingent cash settlement feature shall at least equal the fair value of the award at the grant date. FSP4 is applicable only for options or similar instruments issued as part of employee compensation arrangements. The guidance in FSP1, FSP2, FSP3 and FSP4 will be applied upon our adoption of FAS 123R. Management is evaluating the impact of adopting the guidance in FSP1, FSP2, FSP3 and FSP4 on the Company's financial position, results of operations and cash flows.

        In March 2005, the SEC published Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in this staff accounting bulletin express the views of the staff regarding the interaction between FAS 123R and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of FAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of FAS 123R, the modification of employee share options prior to adoption of FAS 123R and disclosures in Management's Discussion and Analysis


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    subsequent to adoption of FAS 123R. We will comply with SAB 107 upon our adoption of FAS 123R. Management is evaluating the impact of adopting SAB
    107 on the Company's financial position, results of operations and cash flows.

        The per share weighted-average fair value of stock warrants granted during the year ended June 30, 2002, was $0.29, on the date of grant, using the Black-Scholes pricing model. There were no stock warrants granted during the years ended June 30, 2006, 2005 and 2004.

                                                     2002
                                                --------------

            Expected dividend yield                 0.00%
            Risk-free interest rate                 1.80%
            Expected life                         1.7 years
            Expected volatility                    133.00%

        The Company applies APB Opinion No. 25 in accounting for its stock warrants issued to employees and directors, and, accordingly, has recognized no compensation expense for stock warrants and options granted at exercise prices at least equal to the market value of the Company's common stock. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                                     2006           2005           2004
                                                 -----------    -----------    -----------
            Net loss:
            As reported                          $(2,769,050)   $  (784,526)   $  (114,116)
                                                 ===========    ===========    ===========
            Proforma                             $(2,769,050)   $  (802,026)   $  (149,580)
                                                 ===========    ===========    ===========
            Stock-based employee compensation:
            As reported                          $   726,670    $      --      $      --
                                                 ===========    ===========    ===========
            Proforma                             $   726,670    $    17,500    $    35,464
                                                 ===========    ===========    ===========
            Basic loss per common share:
            As reported                          $     (0.07)   $     (0.02)   $     (0.00)
                                                 ===========    ===========    ===========
            Proforma                             $     (0.07)   $     (0.02)   $     (0.00)
                                                 ===========    ===========    ===========

    Exit or disposal activities
    ---------------------------

        In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Cost Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, or other exit or disposal activities. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. No exit or disposal activities have been entered into by management.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    Financial instruments with characteristics of both liabilities and equity
    -------------------------------------------------------------------------

        In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 established standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. The statement requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if certain criteria are met. Freestanding financial instruments that obligate the issuer to redeem the holder's shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions would be treated as liabilities. Many of those instruments were previously classified as equity.

        In June 2005, the FASB issued FSP FAS 150-5, Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable ("FAS 150-5"). FAS 150-5 clarifies that freestanding warrants and similar instruments on shares that are redeemable should be accounted for as liabilities under FAS 150 regardless of the timing of the redemption feature or price, even though the underlying shares may be classified as equity. FAS 150-5 is effective for the first reporting period beginning after June 30, 2005. Although the Company had outstanding warrants as of July 1, 2005, the shares issued upon exercise of the warrants are not redeemable; consequently, management does not expect the adoption of FAS 150-5 will have a material impact on the Company's financial position, results of operations or cash flows.

    Guarantee of debt
    -----------------

        In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of SFAS No. 5, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This Interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee, and requires additional disclosures on existing guarantees even if the likelihood of future liability under the guarantees is deemed remote. The Company has not issued any guarantees and, therefore, the adoption of FIN 45 does not have a significant impact on the Company's financial statements.

    Variable interest entities
    --------------------------

        In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 states that if a business enterprise has a controlling financial interest in a variable interest entity as the primary beneficiary, the assets, liabilities and results of the activities of the variable interest entity should be included in the consolidated financial statements of the business enterprise. This Interpretation explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The primary beneficiary of a variable interest entity would be required to consolidate if the other equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no current contractual relationships or other business relationships with variable interest entities.

    Exchanges of nonmonetary assets
    -------------------------------

        In December 2004, the FASB issued FAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("FAS 153"). FAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. The provisions in FAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Adoption of FAS 153 did not have a material impact on the Company's financial position, results of operations or cash flows.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



        Accounting changes and error corrections
        ----------------------------------------

        In May 2005, the FASB issued FAS No. 154, Accounting Changes and Error Corrections--A replacement of APB Opinion No. 20 and FASB Statement No. 3 ("FAS 154"). FAS 154 replaces APB Opinion No. 20, Accounting Changes ("APB 20"), and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements ("FAS 3") and changes the requirements for the accounting for, and reporting of, a change in accounting principles. FAS 154 applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Under previous guidance, changes in accounting principle were recognized as a cumulative effect in the net income of the period of the change. FAS 154 requires retrospective application of changes in accounting principle, limited to the direct effects of the change, to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change in accounting principle. Additionally, FAS 154 requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle and that correction of errors in previously issued financial statements should be termed a "restatement." The provisions in FAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Management does not expect the adoption of FAS 154 will have a material impact on the Company's financial position, results of operations or cash flows.

    Debt modifications
    ------------------

        In September 2005, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues ("EITF 05-07"). EITF 05-07 requires that a change in the fair value of a conversion option brought about by modifying the debt agreement be included in analyzing in accordance with EITF consensus on Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments ("EITF 96-19"), whether a debt instrument is considered extinguished. Under EITF 96-19's requirements, an issuer who modifies a debt instrument must compare the present value of the original debt instrument's cash flows to the present value of the cash flows of the modified debt. If the present value of those cash flows varies by more than 10 percent, the modification is considered significant and extinguishments accounting is applied to the original debt. If the change in the present value of the cash flows is less than 10 percent, the debt is considered to be modified and is subject to EITF 96-19's modification accounting. EITF 05-07 requires that in applying the 10 percent test the change in the fair value of the conversion option be treated in the same manner as a current period cash flow. EITF 05-07 also requires that, if a modification does not result in an extinguishment, the change in fair value of the conversion option be accounted for as an adjustment to interest expense over the remaining term of the debt. The issuer should not recognize a beneficial conversion feature or reassess an existing beneficial conversion feature upon modification of the conversion option of a debt instrument that does not result in an extinguishment. EITF 05-07 is effective for modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. Management does not expect the adoption of EITF 05-07 to have material impact on the Company's financial position, results of operations or cash flows.

    Reporting taxes collected
    -------------------------

        In March 2006, the EITF reached a tentative consensus on Issue No. 06-03, How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation) ("EITF 06-03"). EITF 06-03 addresses income statement classification and disclosure requirements of externally-imposed taxes on revenue-producing transactions. EITF 06-03 is effective for periods beginning after December 15, 2006. Management is currently evaluating the effect implementation of EITF 06-03 will have on the Company's financial position, results of operations and cash flows.

    Other recent pronouncements
    ---------------------------

        In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Financial Instruments ("FAS 155"), which amends FAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133") and FAS No. 140, Accounting for Transfers and Servicing of Financial Assets and

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    Extinguishments of Liabilities, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments. Specifically, FAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Management does not expect the adoption of FAS 155 will have a material impact on the Company's financial position, results of operations or cash flows.

Note C - Stockholders' equity:

    The Company's authorized capital is 100,000,000 shares of $0.05 par value common stock and 10,000,000 shares of $0.01 par value preferred stock. No shares of preferred stock are issued or outstanding at June 30, 2006 and 2005.

    Stock and warrants
    ------------------

        On January 1, 2002, the Company issued three series of warrants to Tauren Exploration, Inc., an entity owned by the CEO and major stockholder of the Company. These warrants allowed Tauren to purchase unregistered common shares in the Company as follows: 1) exercisable after May 1, 2002, to purchase 125,000 unregistered common shares at an exercise price of $1.00, which expired on April 30, 2003; 2) exercisable after May 1, 2003, to purchase 150,000 unregistered common shares at the exercise price of $1.50, which expired on April 30, 2004; and 3) exercisable after May 1, 2004, to purchase 200,000 unregistered common shares at an exercise price of $2.00, which expired on April 30, 2005. All of the above-referenced warrants expired unexercised.

        On or about October 1, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The Company had the option to the interest on the Debentures in common stock. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. On August 7, 2006, 1,000,000 of such warrants were repriced at $.70 per share. None of the above-referenced warrants have been exercised and all remain outstanding at June 30, 2006.

        The Company allocated the proceeds from the issuance of the Debentures to the warrants and the Debentures based on their relative fair market values at the date of issuance. The value assigned to the warrants of $510,961 was recorded as an increase in additional paid in capital for the year ended June 30, 2005.

        On or about January 11, 2005, the Company issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a 0.0585424967 working interest in the Well. The common stock closed at a price of $0.90 on January 10, 2005. The shares of common stock were issued by the Company in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

        On December 16, 2005, the Company entered into a Securities Purchase Agreement and issued 2,500,000 common shares at a price of $.80 per share and issued warrants, with five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share. The proceeds of the offering were used for exploratory drilling and working capital. None of the above-referenced warrants have been exercised and all remain outstanding at June 30, 2006.

        On February 6, 2006, Cubic entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. In connection with the funding under the Credit

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share. None of the above-referenced warrants have been exercised and all remain outstanding at June 30, 2006.

        The Company allocated the proceeds from the issuance of the senior debt to the warrants and the senior debt based on their relative fair market values at the date of issuance. The value assigned to the warrants of $1,203,752 was recorded as an increase in additional paid in capital.

    Stock-based compensation
    ------------------------

        On September 12, 2003, the Directors of the Company approved a Director and Officer compensation plan as follows: (i.) Directors of record as of June 1, 2003 would receive 24,000 restricted Cubic common shares (16,000 shares per year, multiplied by 1.5 years) for years of prior service, (ii.) the President/CEO of Cubic would receive 45,000 restricted Cubic common shares (30,000 share per year, multiplied by 1.5 years) for years of prior service, (iii.) the Secretary of Cubic would receive 22,500 restricted Cubic common shares (15,000 shares per year, multiplied by 1.5 years) for prior years of service, (iv.) going forward, Directors would receive 16,000 restricted Cubic common shares per year of service, (v.) going forward, the President/CEO would receive 30,000 restricted Cubic common shares per year of service, (vi.) going forward, the Secretary would receive 15,000 restricted Cubic common shares per year of service, (vii.) Audit Committee members would receive 10,000 restricted Cubic common shares per audit, and, (viii.) any Compensation Committee member, should one be formed, would receive 3,000 restricted Cubic common shares per year of service.

        On November 5, 2003 Cubic issued 116,500 common shares of stock to its Officers and Directors pursuant to this plan. Based on a then market price of $0.20 per share, Cubic recorded a compensation expense of $23,300; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2004.

        On February 9, 2004, Cubic issued 155,000 common shares of stock to its Officers and Directors pursuant to this plan, for service during the current fiscal year. Based on a then market price of $0.45 per share, Cubic recorded a compensation expense of $69,750; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2004.

        On October 25, 2004, Cubic issued 155,000 Common shares of stock to its Officers and Directors pursuant to this plan. Based on a then market price of $.51 per share, Cubic recorded a compensation expense of $79,050; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2005.

        The following compensation plan was adopted on March 30, 2005, with conditional Grants authorized on March 30, 2005 subject to Shareholder approval. On March 30, 2005, the Compensation Committee for Cubic voted and authorized, and then the Board Of Directors conditionally approved, all subject to shareholder approval, these grants, in addition to all other grants previously issued: (i) 150,000 un-registered shares to Calvin Wallen III, (ii) 100,000 un-registered shares to Jon Stuart Ross, (iii) 70,000 un-registered shares to Rick Sepulvado, and (iv) 30,000 un-registered shares to Lindsey Tate Renteria. Further, the Compensation Committee for Cubic voted and authorized, and then the Board Of Directors conditionally approved, all subject to shareholder approval, Director and Committee compensation as follows, in addition to all other grants previously issued:
    (a) $1,000 cash compensation per Director for each actual meeting held, (b) reimbursement for reasonable and necessary expenses, (c) grants of 25,000 un-registered shares for yearly Director service, (d) grants of 8,000 un-registered shares for service on the Compensation Committee, and (e) grants of 14,000 un-registered shares for service for upcoming audit committee, with the chairman to receive grants of 20,000 un-registered shares.

        On December 29, 2005, the shareholders of the Company approved the above-described Director and Officer Compensation Plan (the "Plan"). Accordingly, the previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance to the officers and directors of the Company. As of such date, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount has been recorded as compensation expense and is included in general and administrative expense for the year ended June 30, 2006.


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



        On January 5, 2006, the Company issued 572,000 un-registered shares to the officers and directors of the Company pursuant to the Plan. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount is being amortized to compensation expense on a quarterly basis during the calendar year 2006. Accordingly, $243,100 has been recorded as compensation expense and is included in general and administrative expense for the year ended June 30, 2006.

Note D - Loss per common share:

    Net loss per common share is computed as follows:

                                                    2006           2005           2004
                                                -----------    -----------    -----------
        Net loss attributable to stockholders   $(2,769,050)   $  (784,526)   $  (114,116)

        Weighted average number of shares of
           common stock                          38,477,353     33,112,644     31,316,222

        Income (loss) per common share          $     (0.07)   $     (0.02)   $     (0.00)

    Potential dilutive securities (stock warrants, convertible debt) have not been considered since the Company reported a net loss and, accordingly, their effects would be antidilutive.

Note E - Long-term debt:

    October 2004 debt issue
    -----------------------

        On or about October 1, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The Debentures were secured by the collateral set forth in the Deed of Trust, Security Agreement, Assignment of Production and Fixture Filing attached to a Form 8-K filed October 12, 2004. The Debentures paid an annual interest rate of 7% on a quarterly basis and were convertible into shares of our common stock at a price of $.50 per share. The Company had the option to pay the interest on the Debentures in common stock. The proceeds of the Debentures were used for the acquisition of interests in oil and gas properties. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. During the fiscal year ended June 30, 2005, $705,000 of debt had been converted into 1,410,000 shares of common stock, and 145,137 shares of common stock were issued in lieu of cash to pay interest. During the fiscal year ended June 30, 2006, $450,000 of debt had been converted into 900,000 shares of common stock, and 40,805 shares of common stock were issued in lieu of cash to pay interest.

        The Company allocated the proceeds from the issuance of the Debentures to the warrants and the Debentures based on their relative fair market values at the date of issuance. The value assigned to the warrants of $510,961 was recorded as an increase in additional paid in capital. The assignment of a value to the warrants resulted in a loan discount being recorded for the same amount. The discount was being amortized over the original five year term of the Debentures as additional interest expense. Amortization of the discount was $44,632 and $67,756, for the years ended June 30, 2006 and 2005, respectively. The Company also incurred loan costs of $264,300 on the issuance of the Debentures and warrants. The amount allocable to the Debentures of $213,049 was capitalized and was being amortized over the term of the Debentures. Amortization of loan costs was $18,612 and $28,258, for the years ended June 30, 2006 and 2005, respectively.

        The debentures were retired on February 6, 2006, with proceeds from a new senior debt issue, as set forth below. In connection with this

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    retirement, the Company recorded a loss on extinguishment of debt in the amount of $660,330. Such amount includes the write-off of deferred loan costs ($99,204), the write-off of the remaining loan discount ($237,931), and a prepayment penalty and associated legal fees ($323,195).

    February 2006 debt issue
    ------------------------

        On February 6, 2006, Cubic entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009, and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the 7% Senior Secured Convertible Debentures that were due September 30, 2009, described above. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

        The Company allocated the proceeds from the issuance of the senior debt to the warrants and the senior debt based on their relative fair market values at the date of issuance. The value assigned to the warrants of $1,203,752 was recorded as an increase in additional paid in capital. The assignment of a value to the warrants results in a loan discount being recorded. The discount is being amortized over the original three-year term of the senior debt as additional interest expense. Amortization for the year ended June 30, 2006 was $174,451. Amortization for the years ended June 30, 2007, 2008 and 2009 is expected to be $439,135, $440,338, and $265,887, respectively.

        Cubic incurred loan costs of $483,643 on the issuance of the senior debt and warrants. The amount allocable to the senior debt of $367,586 has been capitalized and is being amortized over the term of the senior debt. Amortization of loan costs for the new senior debt was $48,587 for the year ended June 30, 2006. Amortization for the years ended June 30, 2007, 2008 and 2009 is expected to be $122,305, $122,640, and $74,053, respectively.

        The terms of the Credit Agreement among other things, prohibit the Company from merging with another company or paying dividends, limit additional indebtedness, sales of assets and investments and require the maintenance of a Fixed Charge Coverage Ratio, as measured at the end of any four consecutive fiscal quarters, and being first measured on June 30, 2007, to be less than 1.30 to 1.00. The agreement also requires the Company to maintain a Minimum Tangible Net Worth of $3,000,000 and requires the Company to maintain a debt service account of $400,000 until the ratio of EBITDA (as defined) to interest expense equals 2.00 to 1.00 for three consecutive months. Such debt service account is classified as restricted cash under other assets in the accompanying balance sheet as of June 30, 2006.

        Quarterly principal payments of $250,000 are due beginning March 31, 2007, and continue through December 31, 2008, with the remainder of the outstanding loan balance due February 6, 2009. The Company has the option, under certain conditions, to defer the first two quarterly payments through the issuance of warrants to purchase 300,000 shares of the Company's common stock.

        The aggregate maturities of long-term debt at June 30, 2006, are: year ending June 30, 2007 - $500,000; year ending June 30, 2008 - $1,000,000; and
    year ending June 30, 2009 - $4,000,000.

        On September 19, 2006, Petro Capital V, L.P., issued a letter claiming defaults under various sections of the Credit Agreement. The alleged defaults relate primarily to unresolved imperfections in title concerning the S.E. Johnson 20 #1 and S.E. Johnson 29 #1 wells.

        In Louisiana, where the Company's properties are located, title imperfections are encountered in the ordinary course of business. Prior to drilling a well, the operator typically obtains a drillsite title opinion to gain an understanding of, and limited assurance as to, the ownership of the subject well. The drillsite title opinion is not comprehensive and does not ensure good title. Following the drilling of a well, and if the well is successful and is expected to be completed for production, the operator typically will obtain a division order title opinion that is more rigorous than the drillsite title opinion. The division order title opinion is expected to provide good, but not absolute, assurance as to the title of the subject well. In any event, title issues arise in the ordinary course of business and the operator attempts to work with all impacted parties to resolve the issues.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



        In the case of the aforementioned S.E. Johnson wells, after lengthy investigation, management believes that the Company does have good title to the S.E. Johnson wells down to a depth of 6,464 feet; however, it appears the Company may not have all rights below this depth. Although the division order title opinion for these wells has not yet been received, the Company believes that a third party has deep ownership rights with respect to a portion of certain leases in Sections 20, 29 and 30 of Township 14N Range 15W. The Company believes that it is in the final stages of negotiating a farmout agreement for such deep rights in the aforementioned S.E. Johnson wells. Additionally, Tauren Exploration, Inc. ("Tauren"), the party that originally sold the rights in the subject properties to the Company, executed a Letter Agreement as of September 20, 2006, such that in the event that there is an acreage variance in the above-referenced sections, Tauren will assign to the Company that number of acres in Sections 4, 5, 6, 7 and/or 8 of Township 14N Range 15W to offset any such variance.

        Management does not believe that it was ever in default of any of the requirements of the Credit Agreement specified by the Petro Capital letter dated September 19, 2006. Moreover, even if a default has occurred, management believes the foregoing curative actions will resolve any default within the applicable cure period.

Note F - Related party transactions:

    Effective January 1, 2002, the Company entered into an agreement with Tauren Exploration Inc. ("Tauren") that provides for the following:

    1) As of January 1, 2002, the Company owed Tauren $856,712, primarily comprised of non-interest bearing advances the Company had received over the course of several years. In exchange for the amounts owed to it, Tauren accepted the transfer of 856,712 newly issued and unregistered shares of common stock in the Company that had a market price of $.70 per share.
    2) The Company received the rights to participate in prospective oil and gas projects in which Tauren owns a working interest.
    3) The Company shall, as requested, have the future privilege of using the general and administrative services of Tauren based on an agreed pro rata cost.
    4) The Company issued three series of warrants to Tauren as described in Note C.

    On December 1, 1997, as renewed and revised on January 1, 2002, the Company entered into a contract with Tauren to provide the necessary technical, administrative and management expertise needed to conduct its business. The agreement was terminated effective January 1, 2006, except as to the office sharing provisions which were extended to June 30 2006. The Company now has 6 employees, and its offices are subleased from Tauren. The monthly amount charged to the Company was based on actual costs of materials and labor hours of Tauren that were used pursuant to the terms of the agreement. Tauren also pays various organization costs and consulting fees on behalf of the Company. Charges to the Company under the contracts were $29,285, $35,322 and $45,938 for the years ended June 30, 2006, 2005 and 2004, respectively.

    In addition, the wells in which the Company owns a working interest are operated by an affiliated company, Fossil Operating Inc. ("Fossil"), which is owned 100% by the Company's President and Chief Executive Officer, Calvin Wallen
III. As of June 30, 2006 and 2005, the Company owed Fossil $1,196,203 and $0, respectively, for drilling costs and lease operating expenses and was owed by Fossil $88,477 and $16,540, respectively, for oil and gas sales.

    On or about October 6, 2004, the Company acquired from Tauren and its affiliates, a 25% working interest in eight sections in Desoto Parish, Louisiana, in exchange for $1,080,000. The eight sections include Sections 24 (excluding the Kraemer 24-1 well), 25 and 26 of Township 14 N, Range 16 W and Sections 18, 19, 20, 29 and 30 of Township 14 N, Range 15 W.

    On or about January 11, 2005, the Company issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a
0.0585424967 working interest in the Well. The common stock closed at a price of $0.90 on January 10, 2005. The shares of common stock were issued by the Company in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    On February 6, 2006,  the Company  entered  into a Purchase  Agreement  with
Tauren  Exploration,  Inc.,  an entity  wholly  owned by Calvin  Wallen III, the
Company's Chairman of the Board and Chief Executive Officer, with respect to the
purchase  by  the  Company  of  certain   Cotton  Valley   leasehold   interests
(approximately 11,000 gross acres; 5,000 net acres) held by Tauren.  Pursuant to the Purchase Agreement,  the Company acquired from Tauren a 35% working interest in approximately  2,400 acres and a 49% working interest in approximately  8,500 acres located in DeSoto and Caddo Parishes,  Louisiana, along with an associated
Area of Mutual  Interest  ("AMI") and the right to acquire at "cost" (as defined in the  Purchase  Agreement) a seventy  percent  (70%)  working  interest in all additional  mineral  leases  obtained by Tauren in the AMI, in exchange  for (a)
$3,500,000 in cash, (b) 2,500,000  unregistered  shares of Company common stock,
(c) an unsecured 12.5%  promissory note in the amount of $1,300,000,  which note is convertible  into Company common stock at a conversion  price of $0.80/share, and (d) a drilling credit of $2,100,000.  The consideration  described above was determined based upon negotiations between Tauren and a Special Committee of the
Company's  directors,  excluding Mr. Wallen.  The Special Committee  obtained an opinion from its  independent  financial  advisor with respect to the  fairness, from a financial point of view, to the public  stockholders  of the Company,  of such transactions.

    The maturity of the above-referenced promissory note has been extended to July 15, 2007.

Note G - Income taxes:

    Deferred tax assets and  liabilities  are computed by applying the effective
U.S.  federal income tax rate to the gross amounts of temporary  differences and other tax  attributes.  Deferred  tax assets and  liabilities  relating to state income taxes are not material.  In assessing the  realizability  of deferred tax assets,  management  considers  whether  it is more  likely  than not that  some portion or all of the  deferred  tax assets will not be  realized.  The ultimate realization  of deferred tax assets is dependent  upon the  generation of future taxable income during the periods in which those  temporary  differences  become
deductible.   Management  considers  the  scheduled  reversal  of  deferred  tax liabilities,  projected  future taxable income,  and tax planning  strategies in making this  assessment.  As of June 30, 2006 and 2005, the Company  believed it was more  likely  than not that  future tax  benefits  from net  operating  loss carryforwards  and other  deferred  tax assets would not be  realizable  through generation of future taxable income; therefore, they were fully reserved.

    The components of the net deferred federal income tax assets (liabilities) at June 30 were as follows:

                                                              2006           2005
                                                          -----------    -----------
      Deferred tax assets:
         Net operating loss carryforwards                 $ 2,441,800    $   698,000
         Capital loss carryforwards                              --            7,400
                                                          -----------    -----------
                                                          $ 2,441,800    $   705,400
                                                          -----------    -----------
      Deferred tax liabilities:
         Depletion basis of assets and related accounts   $  (493,800)   $  (103,600)
                                                          -----------    -----------
                                                          $  (493,800)   $  (103,600)
                                                          -----------    -----------
      Net deferred tax (liabilities) assets before
         valuation allowance                              $ 1,948,000    $   601,800

      Valuation allowance                                  (1,948,000)      (601,800)
                                                          -----------    -----------

      Net deferred tax (liabilities) assets               $      --      $      --
                                                          ===========    ===========


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended June 30, 2006, 2005 and 2004:

                                                                   2006           2005           2004
                                                               -----------    -----------    -----------
        Tax provision (benefit) calculated at statutory rate   $  (692,000)   $  (197,000)   $   (38,800)

        Losses not providing tax benefits                          692,000        197,000         38,800
                                                               -----------    -----------    -----------

        Current federal income tax provision                   $      --      $      --      $      --
                                                               ===========    ===========    ===========

       Change in valuation allowance                           $ 1,346,200    $   137,800    $    10,700
                                                               ===========    ===========    ===========

    As of June 30, 2006, the Company had net operating loss carryforwards of approximately $4,653,200, which are available to reduce future taxable income. These carryforwards expire as follows:
                                               Net
                                            operating
                           Year               losses
                           ----            -----------

                           2007            $   128,500
                           2009                  5,700
                           2011                431,100
                           2012                205,100
                           2013                639,800
                           2019                845,600
                           2020                297,100
                           2021                172,100
                           2022                 15,400
                           2023                571,900
                           2024                 22,600
                           2025              1,318,300
                           2026              5,096,200
                                           -----------
                                           $ 9,749,400
                                           ===========

Note H - Commitments and contingencies:

    Key personnel
    -------------

        The Company depends to a large extent on the services of Calvin A. Wallen III, the Company's President, Chairman of the Board, and Chief Executive Officer. The loss of the services of Mr. Wallen would have a material adverse effect on the Company's operations. The Company has not entered into any employment contracts with any of its executive officers.

    Environmental matters
    ---------------------

        The Company's operations and properties are subject to extensive and changing federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling and transportation of oil and gas and the discharge of materials into the environment. The Company generates typical oil and gas field wastes,

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    including hazardous wastes that are subject to the federal Resources Conservation and Recovery Act and comparable state statutes. Furthermore, certain wastes generated by the Company's oil and gas operations that are currently exempt from regulation as "hazardous wastes" may in the future be designated as "hazardous wastes" and therefore be subject to more rigorous and costly operating and disposal requirements. All of the Company's properties are operated by third parties over whom the Company has limited control. In addition to the Company's lack of control over properties operated by others, the failure of previous owners or operators to comply with applicable environmental regulations may, in certain circumstances, adversely impact the Company.

    Litigation matters
    ------------------

        The Company had filed suit in the 29th Judicial District Court in Palo Pinto County, Texas, styled "Roseland Oil and Gas, Inc. v. William Vandever, et al," bringing suit against Clifford Kees, William Vandever and various persons, seeking a judicial determination that all grants of preferential rights in the Reagan Section 11 and 12 are void. This lawsuit was filed on April 26, 1999. All section 11 preferential rights were returned to the Company on or about January 2002. However, Clifford Kees was to retain his 1% override interest in these Reagan Lease Sections. Clifford Kees then moved to trial against on the claim of attorney fees owed to him for the prosecution of this lawsuit. The trial was heard on September 25, 2002, with Kees requesting in excess of $200,000 in attorney fees and costs. In June of 2003, The Court re-opened the trial as to attorney fees and costs, to allow Kees to put on additional evidence, and such trial was re-convened on June 19, 2003. On July 15, 2003, the Court entered a Judgment in favor of Kees and as against the Company for approximately $112,000. The Company believed the Judgment should not stand and appealed the Judgment. On or about, September 17, 2004, the Eastland Court Of Appeals issued its ruling, modifying the amounts owed by the Company under the Judgment to $59,000. The Company was been denied a Re-Hearing as to clarification and a further reduction of the Judgment. The Company filed a Petition For Review with the Texas Supreme Court that was Denied on or about January 21, 2005.

        The Company had put into the registry of the Court a cash bond in the amount of $92,500. On or about March 14, 2005, the Trial Court issued a final ruling which ordered for Cubic to pay out to Kees $83,726 of the monies in the registry of the Court, with $8,774.22 of the monies in the registry of The Court refunded to Cubic.

Note I - Cost of oil and gas properties:

    Costs incurred
    --------------

        Costs (capitalized and expensed) incurred in oil and gas property acquisition, exploration, and development activities for the years ended June 30, 2006, 2005 and 2004 were as follows:

                                     2006         2005         2004
                                  ----------   ----------   ----------

          Property acquisitions   $6,176,766   $2,880,000   $     --
          Exploration                808,678      733,946         --
          Development              1,323,243         --           --
                                  ----------   ----------   ----------

                                  $8,308,687   $3,613,946   $     --
                                  ==========   ==========   ==========


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    Capitalized costs
    -----------------

        The aggregate amounts of capitalized costs relating to oil and gas producing activities and the aggregate amounts of the related accumulated depreciation, depletion, and amortization at June 30, 2006, 2005 and 2004 were as follows:

                                                       2006           2005           2004
                                                   -----------    -----------    -----------
      Proved properties                            $ 6,679,730    $ 4,098,571    $ 1,537,625
      Unproved properties                            6,780,529      1,053,000           --
                                                   -----------    -----------    -----------

                                                   $13,460,259    $ 5,151,571    $ 1,537,625

      Accumulated depreciation, depletion
         and amortization                            1,646,170      1,468,106      1,103,939
                                                   -----------    -----------    -----------

      Total properties                             $11,814,089    $ 3,683,465    $   433,686

      Less: impairment of oil and gas properties
         due to full cost ceiling test                    --             --             --
                                                   -----------    -----------    -----------

      Net properties                               $11,814,089    $ 3,683,465    $   433,686
                                                   ===========    ===========    ===========

    Results of operations
    ---------------------

        The results of operations from oil and gas producing activities for the years ended June 30, 2006, 2005 and 2004 were as follows:

                                                       2006           2005           2004
                                                   -----------    -----------    -----------
      Revenues:
      Revenues                                     $   508,925    $   469,441    $   414,741
      Preferred return                                    --             --             --
                                                   -----------    -----------    -----------
                                                   $   508,925    $   469,441    $   414,741
                                                   -----------    -----------    -----------
      Expenses:
      Production and development costs             $   338,329    $   272,957    $   186,465
      Depreciation, depletion and amortization         178,064        364,496        104,735
                                                   -----------    -----------    -----------
                                                   $   516,393    $   637,453    $   291,200
                                                   -----------    -----------    -----------
      Results before income taxes                  $    (7,468)   $  (168,012)   $   123,541
      Provision for income taxes                          --             --             --
                                                   -----------    -----------    -----------
      Results of operations (excluding corporate
      overhead and interest expense)               $    (7,468)   $  (168,012)   $   123,541
                                                   ===========    ===========    ===========


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



Note J - Oil and gas reserves information (unaudited):

    The estimates of proved oil and gas reserves utilized in the preparation of the financial statements are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards
Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations over prices and costs existing at year-end except by contractual arrangements.

    The Company  emphasizes  that reserve  estimates are  inherently  imprecise.
Accordingly, the estimates are expected to change as more current information becomes available. The Company's policy is to amortize capitalized oil and gas costs on the unit of production method, based upon these reserve estimates. It is reasonably possible that, because of changes in market conditions or the inherent imprecision of these reserve estimates, that the estimates of future cash inflows, future gross revenues, the amount of oil and gas reserves, the remaining estimated lives of the oil and gas properties, or any combination of the above may be increased or reduced in the near term.

    If reduced, the carrying amount of capitalized oil and gas properties may be reduced materially in the near term.

    The following unaudited table sets forth proved oil and gas reserves, all within the United States, at June 30, 2006, 2005 and 2004 together with the changes therein:

                                                        Natural Gas (Mcf)
                                             --------------------------------------
                                                2006          2005          2004
                                             ----------    ----------    ----------
Proved developed and undeveloped reserves:
Beginning of year                               509,625       311,098       330,000
Revisions of previous estimates                 226,730          --          52,902
Purchases of reserves in place                     --         269,308          --
Extensions and discoveries                    2,114,061          --            --
Production                                      (53,516)      (70,781)      (71,804)
Disposals of reserves in place                     --            --            --
                                             ----------    ----------    ----------
End of year                                   2,796,900       509,625       311,098
                                             ==========    ==========    ==========

                                                     Oil and condensate (Bbls)
                                             --------------------------------------
                                                2006          2005          2004
                                             ----------    ----------    ----------

Proved developed and undeveloped reserves:
Beginning of year                                 1,048      --                --
Revisions of previous estimates                   1,029     1,194              --
Purchases of reserves in place                     --          14              --
Extensions and discoveries                        7,833       346              --
Production                                       (1,047)     (506)             --
Disposals of reserves in place                     --            --            --
                                             ----------    ----------    ----------
End of year                                       8,863         1,048          --
                                             ==========    ==========    ==========


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


Standardized  measure of  discounted  future net cash flows  relating  to proved
--------------------------------------------------------------------------------
reserves
--------

    The standardized measure of discounted future net cash flows was calculated by applying current year-end prices, considering fixed and determinable price changes only to the extent provided by contractual arrangements or law, to estimated future production, less future expenditures (based on current costs) to be incurred in developing proved undeveloped and proved producing oil and gas reserves, and future income taxes. The resulting future net cash flows were discounted using a rate of 10 percent per annum (Table 1). The standardized measure of discounted net cash flow amounts contained in the following tabulation does not purport to represent the fair market value of the Company's oil and gas proved by drilling or production history. There are significant uncertainties inherent in estimating timing and amount of future costs. In addition, the method of valuation utilized, is based on current prices and costs and the use of 10 percent discount rate, and is not necessarily appropriate for determining fair value (Table 2).

    The following is the estimated standardized measure relating to proved oil and gas reserves at June 30, 2006, 2005 and 2004:

Table 1                                         2006            2005            2004
-------                                     ------------    ------------    ------------
Future cash flows                           $ 16,139,781    $  3,443,400    $  2,059,245
Future production costs                       (2,975,063)     (1,303,300)       (833,306)
Future development costs                      (3,453,350)        (23,900)           --
Future severance tax expense                    (819,785)       (213,900)       (250,473)
Future income taxes                                 --              --              --
                                            ------------    ------------    ------------

Future net cash flows                       $  8,891,583    $  1,902,300    $    975,466

Ten percent annual discount for estimated
   timing of net cash flows                   (2,444,198)       (831,200)       (243,553)
                                            ------------    ------------    ------------
Standardized measure of
   discounted future net cash flows         $  6,447,385    $  1,071,100    $    731,913
                                            ============    ============    ============


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    Following is an analysis of changes in the estimated standardized measure of proved reserves during the years ended June 30, 2006, 2005 and 2004:

Table 2                                          2006           2005           2004
-------                                      -----------    -----------    -----------
Changes from:
   Sale of oil and gas produced              $  (170,596)   $  (196,368)   $  (123,541)

Net changes in prices and production costs        18,591       (165,199)       (43,462)
Extensions and discoveries                     4,288,891        493,500           --
Revision of previous quantity estimates          508,762        (42,290)       122,601
Accretion of discounts                           107,110         73,191        103,681
Net change in income taxes                          --             --          (33,565)
Purchases of reserves in place                      --          197,300           --
Disposals of reserves in place                      --             --             --
Development costs incurred that reduced
   future development costs                      (11,300)          --             --
Changes in future development costs               69,210           --             --
Other                                            565,617        (20,947)       (92,182)
                                             -----------    -----------    -----------

Change in standardized measure               $ 5,376,285    $   339,187    $   (66,468)
                                             ===========    ===========    ===========

Note K - Subsequent events:

    On July 28, 2006, Cubic entered into and consummated transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31 2011, at $.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $.70 per share, to a placement agent.

                               CUBIC ENERGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2006
                                   (Unaudited)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accounting policies followed by Cubic Energy, Inc., a Texas corporation (the "Company" or "Cubic"), are set forth in the Company's financial statements that are a part of its June 30, 2006, Form 10-KSB and should be read in conjunction with the financial statements contained herein.

The financial information included herein as of September 30, 2006, and for the three-month periods ended September 30, 2006, and 2005, have been presented without an audit, pursuant to accounting principles for interim financial information generally accepted in the United States of America, and the rules of the Securities and Exchange Commission.

The Company believes that the disclosures are adequate to make the information presented not misleading. The information presented reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of results for the periods.

Earnings per share:

The Company has adopted the  provisions  of Statement  of  Financial  Accounting
Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128 reporting requirements replace primary and fully-diluted earnings per share (EPS) with basic and diluted EPS. Basic EPS is calculated by dividing net income (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Stock Issuance:

On July 28, 2006, Cubic entered into and consummated transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $.70 per share, to a placement agent.

Stock Grants:

On December 29, 2005, the shareholders of the Company approved the Director and Officer Compensation Plan (the "Plan") and 3,750,000 shares of common stock were reserved, of which 1,169,000 shares have been issued through September 30, 2006.

On January 5, 2006, the Company issued 572,000 un-registered shares to the officers and directors of the Company pursuant to the Plan. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount is being amortized to compensation expense on a quarterly basis during calendar year 2006. Accordingly, $121,550 has been recorded as compensation expense and is included in general and administrative expense for the quarter ended September 30, 2006.

Long-Term Debt and Warrants:

On February 6, 2006, Cubic entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009, and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the 7% Senior Secured Convertible Debentures that were due September 30, 2009. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

The Company allocated the proceeds from the issuance of the senior debt to the warrants and the senior debt based on their relative fair market values at the date of issuance. The value assigned to the warrants of $1,203,752 was recorded as an increase in additional paid in capital. The assignment of a value to the warrants results in a loan discount being recorded. The discount is being amortized over the original three-year term of the senior debt as additional interest expense. Amortization for the quarter ended September 30, 2006 was $110,686.

Cubic incurred loan costs of $483,643 on the issuance of the senior debt and warrants. The amount allocable to the senior debt of $367,586 has been capitalized and is being amortized over the term of the senior debt. Amortization of loan costs for the new senior debt was $30,827 for the quarter ended September 30, 2006.

The terms of the Credit Agreement among other things, prohibit the Company from merging with another company or paying dividends, limit additional indebtedness, sales of assets and investments and require the maintenance of a Fixed Charge Coverage Ratio, as measured at the end of any four consecutive fiscal quarters, and being first measured on June 30, 2007, to be less than 1.30 to 1.00. The agreement also requires the Company to maintain a Minimum Tangible Net Worth of $3,000,000 and requires the Company to maintain a debt service account of $400,000 until the ratio of EBITDA (as defined) to interest expense equals 2.00 to 1.00 for three consecutive months. Such debt service account is classified as restricted cash under other assets in the accompanying balance sheet as of June 30, 2006 and September 30, 2006.

Quarterly principal payments of $250,000 are due beginning March 31, 2007, and continue through December 31, 2008, with the remainder of the outstanding loan balance due February 6, 2009. The Company has the option, under certain conditions, to defer the first two quarterly payments through the issuance of warrants to purchase 300,000 shares of the Company's common stock.

On September 19, 2006, the Lender issued a letter claiming defaults under various sections of the Credit Agreement. The alleged defaults related primarily to then unresolved imperfections in title concerning the S.E. Johnson 20 #1 and S.E. Johnson 29 #1 wells.

In Louisiana, where the Company's properties are located, title imperfections are encountered in the ordinary course of business. Prior to drilling a well, the operator typically obtains a drillsite title opinion to gain an understanding of, and limited assurance as to, the ownership of the subject well. The drillsite title opinion is not comprehensive and does not ensure good title. Following the drilling of a well, and if the well is successful and is expected to be completed for production, the operator typically will obtain a division order title opinion that is more rigorous than the drillsite title opinion. The division order title opinion is expected to provide good, but not absolute, assurance as to the title of the subject well. In any event, title issues arise in the ordinary course of business and the operator attempts to work with all impacted parties to resolve the issues.

In the case of the aforementioned two S.E. Johnson wells, after lengthy investigation, management came to believe that the Company had good title to the wells down to a depth of 6,464 feet; however, it appeared the Company might not have all rights below this depth. Although the division order title opinion for these wells had not yet been received, the Company came to believe a third party had deep ownership rights with respect to a portion of certain leases in Sections 20, 29 and 30 of Township 14N Range 15W. The Company then negotiated a farmout agreement with that third party, protecting the rights of the Company in those two S.E. Johnson wells. Additionally, Tauren Exploration, Inc. ("Tauren"), the party that originally sold the rights in the subject properties to the Company, executed a Letter Agreement as of September 20, 2006, such that in the event that there is an acreage variance in the above-referenced sections, Tauren will assign to the Company that number of acres in Sections 4, 5, 6, 7 and 8 of Township 14N Range 15W to offset any such variance.

Petro Capital V, L.P. sent a letter dated December 4, 2006 stating that the curative measures taken to cure this title default are insufficient and that the Company remains in default. This letter demands that the Company pay default interest [17.5%, a 5% increase over the current interest rate] while such default remains.

Management does not believe that it was ever in default of any of the requirements of the Credit Agreement specified by the Petro Capital letter dated September 19, 2006. Moreover, even if a default has occurred, management believes the curative actions resolved any default within the applicable cure period. The Company timely responded to the September 19, 2006 default notice to that effect.

In addition, this December 4, 2006 letter states that the Company is in default for failing to retain a third-party engineer to provide a June 30, 2006 reserve report for the Company's Texas properties. These properties represent an extremely small value of the Company's total proved reserves as of June 30, 2006. The Company has not taken a position as to the validity of the claim of default stemming from this issue; if action is required, the Company plans to take all necessary curative action.

Related Party Transaction:

On February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc. ("Tauren"), an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests held by Tauren. In connection with this purchase, the Company issued to Tauren an unsecured 12.5% promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80 per share (the "Tauren Note").

On November 10, 2006, the maturity of the Tauren Note was extended to October 5, 2007. In connection with the extension of the Tauren Note, the Company issued to Tauren warrants, with three-year expirations, for the purchase of up to 50,000 shares of Company common stock at an exercise price of $0.70 per share.

SAFE HARBOR  STATEMENTS UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation's Reform Act of 1995.

The factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: (i) industry conditions and competition (ii) the cyclical nature of the industry, (iii) domestic and worldwide supplies and demand for oil and gas, (iv) operational risks and insurance, (v) environmental liabilities which may arise in the future which are not covered by insurance or indemnity, (vi) the impact of current and future laws and government regulations, as well as repeal or modification of same, affecting the oil and gas industry and the Company's operations in particular, (vii) production levels and other activities of OPEC and other oil and gas producers, and the impact that the above factors and other events have on the current and expected future pricing of oil and natural gas, and (viii) the risks described from time to time in the Company's reports to the Securities and Exchange Commission, including the Company's Annual Report Form 10-KSB for the fiscal year ended June 30, 2006.

SAFE HARBOR  STATEMENTS UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation's Reform Act of 1995.

The factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: (i) industry conditions and competition, (ii) the cyclical nature of the industry, (iii) domestic and worldwide supplies and demand for oil and gas, (iv) operational risks and insurance, (v) environmental liabilities which may arise in the future which are not covered by insurance or indemnity, (vi) the impact of current and future laws and government regulations, as well as repeal or modification of same, affecting the oil and gas industry and the Company's operations in particular, (vii) production levels and other activities of OPEC and other oil and gas producers, and the impact that the above factors and other events have on the current and expected future pricing of oil and natural gas, and (viii) the risks described from time to time in the Company's reports to the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.   Indemnification Of Directors And Officers

     The Registrant's Articles of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the Texas Business Corporation Act (the "Act"), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The Registrant's Articles of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.   Other Expenses Of Issuance And Distribution

     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee                            $   640.23
Accounting fees and expenses                    $ 1,000.00
Legal fees and expenses                         $ 7,000.00
                                                  --------
                  Total                         $ 8,640.23
                                                  ========

Item 26.   Recent Sales Of Unregistered Securities

     Effective January 1, 2002, the Registrant entered into an agreement with Tauren Exploration, Inc. ("Tauren") whereby (i) Tauren exchanged and traded the accounts receivable of $856,712 owed by the Registrant for 856,712 shares of restricted common stock of the Registrant, (ii) the Registrant attained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Registrant to acquire restricted common stock of the Registrant. A copy of this agreement was filed with the Registrant's Form 10-QSB for the period ended March 31, 2002. The shares of restricted common stock and warrants were issued by the Registrant in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act, which exempts transaction by an issuer not involving nay public offering.

     On December 16, 2005, the Company entered into a Securities Purchase Agreement and issued 2,500,000 common shares at a price of $ 0.80 per share and issued warrants, with five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share. The Company granted the Purchasers certain registration rights pursuant to the terms and conditions of that certain Registration Rights Agreement, dated December 12, 2005.

     On December 29, 2005, the shareholders of the Company approved the Director and Officer Compensation Plan (the "Plan"). Accordingly, previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance to the officers and directors of the Company. As of such date, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount has been recorded as compensation expense and is included in general and administrative expense for the quarter ended December 31, 2005.

     On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock, $0.05 par value per share, to Caravel Resources Energy Fund
2003-II, L.P. in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of Common Stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a 0.0585424967 working interest in the Well.

     On October 6, 2004, Cubic closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. None of the warrants have been exercised and all remain outstanding at December 31, 2005. On February 6, 2006, all outstanding Debentures were retired.

     In June 2006, the Company entered into that certain Subscription Agreement with Chuck Vickers ("Subscriber"), whereby the Company sold 179,000 shares of common stock at $0.84 per share, or an aggregate amount of $150,360.00 to Subscriber. In connection with this transaction, the Company granted the Subscriber the right to register the shares in a registration statement filed by the Company with the SEC relating to an offering for the account of others.

     On July 28, 2006, the Company entered into and consummated unregistered transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain accredited investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

Item 27.   Exhibits

  ------------    --------------------------------------------------------------
    Exhibit
      No.         Description
  ------------    --------------------------------------------------------------
      3.1         Articles  of  Incorporation   (incorporated  by  reference  to
                  Exhibit  3.1 to the  Registrant's  Form  10-QSB for the period ended September 30, 1999).
  ------------    --------------------------------------------------------------
      3.2         Articles of Amendment to the Articles of  Incorporation of the
                  Company dated December 30, 2005  (incorporated by reference to
                  Exhibit 3.1 of the Company's  Form 10-QSB for the period ended
                  December 31, 2005).
  ------------    --------------------------------------------------------------
      3.3         Bylaws  (incorporated  by  reference  to  Exhibit  3.2  of the
                  Company's Form 10-KSB for the period ended June 30, 2000).
  ------------    --------------------------------------------------------------
     10.1         Stock Purchase  Agreement,  dated December 7. 1997,  among the
                  Company,  Calvin A. Wallen, III or his designees,  Diversified
                  Dynamics,   William  and  Ruth  Bruggeman   (incorporated   by
                  reference to Exhibit 2.1 to the  Company's  Current  Report on
                  Form 8-K, filed with the SEC on December 24, 1997).
  ------------ -----------------------------------------------------------------
     10.2         Agreement,  dated as of January 1, 2002,  between  the Company and Tauren  Exploration,  Inc.  (incorporated  by reference to
                  Exhibit  10.1 of the  Company's  Form  10-QSB for the  quarter ended March 31, 2002).
  ------------    --------------------------------------------------------------
     10.3         Securities Purchase  Agreement,  effective as of September 30,
                  2004, among Cubic Energy,  Inc. and each purchaser  identified on the signature pages thereto  (incorporated  by reference to
                  Exhibit  10.1 of the  Company's  Current  Report  on Form 8-K,
                  filed with the SEC on October 12, 2004).
  ------------    --------------------------------------------------------------
     10.4         Form of 7% Senior Secured Convertible  Debenture Due September
                  30, 2009  (incorporated  by  reference  to Exhibit 10.2 of the
                  Company's  Current  Report on Form 8-K,  filed with the SEC on
                  October 12, 2004).
  ------------    --------------------------------------------------------------
     10.5         Form  of  Common  Stock  Purchase  Warrant   (incorporated  by
                  reference to Exhibit 10.3 of the Company's  Current  Report on
                  Form 8-K, filed with the SEC on October 12, 2004).
  ------------    --------------------------------------------------------------
     10.6         Registration  Rights Agreement,  effective as of September 30,
                  2004,  among Cubic Energy,  Inc. and the purchasers  signatory thereto  (incorporated  by  reference  to Exhibit  10.1 of the
                  Company's  Current  Report on Form 8-K,  filed with the SEC on
                  October 12, 2004).
  ------------    --------------------------------------------------------------
     10.7         Deed of Trust,  Security  Agreement,  Assignment of Production
                  and Fixture  Filing,  effective as of September 30, 2004, from
                  Cubic  Energy,  Inc.  to Alex  Montano,  as  Trustee,  for the
                  benefit  of C. K.  Cooper &  Company,  as  Lender on behalf of
                  Investors  of  7%  Senior   Secured   Convertible   Debentures
                  (incorporated  by reference  to Exhibit 10.5 of the  Company's
                  Current  Report on Form 8-K, filed with the SEC on October 12,
                  2004).
  ------------    --------------------------------------------------------------
     10.8         Securities Purchase Agreement,  dated as of December 12, 2005, among Cubic Energy, Inc. and each purchaser  identified on the signature pages thereto  (incorporated by reference to Exhibit
                  10.1 of the Company's  Current  Report on Form 8-K, filed with the SEC on December 16, 2005).
  ------------    --------------------------------------------------------------
     10.9         Registration Rights Agreement,  dated as of December 12, 2005, among Cubic Energy, Inc. and the purchasers  signatory thereto
                  (incorporated  by reference  to Exhibit 10.2 of the  Company's
                  Current Report on Form 8-K, filed with the SEC on December 16,
                  2005).
  ------------    --------------------------------------------------------------
     10.10        Form  of  Common  Stock  Purchase  Warrant   (incorporated  by
                  reference to Exhibit 10.3 of the Company's  Current  Report on
                  Form 8-K, filed with the SEC on December 16, 2005).
  ------------    --------------------------------------------------------------

  ------------    --------------------------------------------------------------
     10.11        Credit  Agreement,  dated February 6, 2006, by and among Cubic
                  Energy,  Inc. and Petro Capital V, L.P. (filed as exhibit 10.1 to  the  Company's  Form  8-K  dated  February  8,  2006,  and incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.12        Promissory  Note,  dated  as of  February  6,  2006,  by Cubic
                  Energy,  Inc., payable to Petro Capital V, L.P. in the maximum principal  amount of $7,000,000  (filed as exhibit 10.2 to the
                  Company's Form 8-K dated  February 8, 2006,  and  incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.13        Common Stock Purchase Warrant,  dated February 6, 2006, issued to Petro Capital Securities, LLC (filed as exhibit 10.3 to the
                  Company's Form 8-K dated  February 8, 2006,  and  incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.14        Common Stock Purchase Warrant,  dated February 6, 2006, issued to  Petro  Capital  V,  L.P.  (filed  as  exhibit  10.4 to the
                  Company's Form 8-K dated  February 8, 2006,  and  incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.15        Registration  Rights Agreement,  dated as of February 6, 2006, by and between Cubic Energy,  Inc.,  Petro Capital V, L.P. and
                  Petro  Capital  Securities,  LLC (filed as exhibit 10.5 to the
                  Company's Form 8-K dated  February 8, 2006,  and  incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.16        Purchase Agreement, dated as of February 6, 2006, by and among
                  Cubic Energy, Inc., Calvin Wallen III, and Tauren Exploration,
                  Inc.  (filed as exhibit 10.6 to the  Company's  Form 8-K dated
                  February 8, 2006, and incorporated herein by reference).

  ------------    --------------------------------------------------------------
     10.17        Promissory  Note,  dated  as of  February  6,  2006,  by Cubic
                  Energy,  Inc.,  payable  to Tauren  Exploration,  Inc.  in the principal  amount of $1,300,000  (filed as exhibit 10.7 to the
                  Company's Form 8-K dated  February 8, 2006,  and  incorporated herein by reference).
  ------------    --------------------------------------------------------------
     10.18        Amendment to  Promissory  Note,  dated March 30, 2006,  by and between,  Cubic  Energy,  Inc.  and Tauren  Exploration,  Inc.
                  (incorporated  by reference  to Exhibit 10.8 of the  Company's
                  Form 10-QSB for the quarter ended March 31, 2006).
  ------------    --------------------------------------------------------------
     10.19        Amendment to Purchase  Agreement,  dated April 3, 2006, by and among  Cubic  Energy,  Inc.,  Calvin  Wallen  III  and  Tauren
                  Exploration,  Inc.  (incorporated by reference to Exhibit 10.9 of the  Company's  Form 10-QSB for the quarter ended March 31,
                  2006).
  ------------    --------------------------------------------------------------
     10.20        Amendment  to Purchase  Agreement,  dated May 5, 2006,  by and among  Cubic  Energy,  Inc.,  Calvin  Wallen  III  and  Tauren
                  Exploration,  Inc. (incorporated by reference to Exhibit 10.10 of the  Company's  Form 10-QSB for the quarter ended March 31,
                  2006).
  ------------    --------------------------------------------------------------
     10.21        Subscription  and  Registration  Rights  Agreement with George
                  Karfunkel,  dated July 26, 2006 (filed as Exhibit  10.1 to the
                  Company's Form 8-K dated July 28, 2006).

  ------------    --------------------------------------------------------------
     10.22        Subscription  and  Registration  Rights  Agreement with Yehuda
                  Neuberger and Anne Neuberger JTWROS dated July 26, 2006 (filed as  Exhibit  10.2 to the  Company's  Form 8-K  dated  July 28,
                  2006).
  ------------    --------------------------------------------------------------
     10.23        Warrant issued to George  Karfunkel  (filed as Exhibit 10.3 to the Company's Form 8-K dated July 28, 2006).
  ------------    --------------------------------------------------------------
     10.24        Warrant issued to Yehuda  Neuberger and Anne Neuberger  JTWROS
                  (filed as Exhibit  10.4 to the  Company's  Form 8-K dated July
                  28, 2006).
  ------------    --------------------------------------------------------------
    10.25         Second  Amendment to Promissory  Note, dated June 27, 2006, by and between,  Cubic Energy, Inc. and Tauren Exploration,  Inc.
                  (files as Exhibit 10.25 to the  Company's  Form 10-KSB for the
                  year ended June 30, 2006).
  ------------    --------------------------------------------------------------

  ------------    --------------------------------------------------------------
    10.26         Third Amendment to Promissory  Note,  dated November 10, 2006, by and between,  Cubic  Energy,  Inc. and Tauren  Exploration,
                  Inc.  (filed as Exhibit 10.1 to the Company's  Form 10-QSB for the quarter ended September 30, 2006).
  ------------    --------------------------------------------------------------
    10.27         Warrant issued to Tauren Exploration,  Inc. dated November 10,
                  2006.  (filed as Exhibit 10.2 to the Company's Form 10-QSB for the quarter ended September 30, 2006).
  ------------    --------------------------------------------------------------
     23.1**       Consent of Philip Vogel & Co., PC
  ------------    --------------------------------------------------------------
     23.2*        Consent of Gardere Wynne Sewell LLP
  ------------    --------------------------------------------------------------
     24.1*        Power of Attorney (included on Signature Page)
  ------------    --------------------------------------------------------------

 *  Previously filed.
 **Filed herewith.

Item 28.   Undertakings

     The undersigned Registrant hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section l0(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereon duly authorized in the City of Dallas, State of Texas on December 6, 2006.


CUBIC ENERGY, INC.


By: /s/ Jon Stuart Ross
   --------------------
   Jon Stuart Ross
   Secretary

      Signature                       Title                     Date
      ---------                       -----                     ----

        *                   Chairman of the Board,          December 6, 2006
-----------------------     President, Chief Executive
Calvin A. Wallen, III       Officer and Director



 /s/ Jon Stuart Ross        Director; Secretary             December 6, 2006
-----------------------
Jon Stuart Ross

        *                   Director                        December 6, 2006
-----------------------
Gene Howard

        *                   Director                        December 6, 2006
-----------------------
Herbert A. Bayer

        *                   Director                        December 6, 2006
-----------------------
Bob Clements

        *                   Chief Financial Officer         December 6, 2006
-----------------------     (Principal Accounting
James L. Busby              Officer)

*By: /s/ Jon Stuart Ross
    ------------------------------------
    Jon Stuart Ross, as attorney-in-fact